Exhibit 10.2

SALE AND SERVICING AGREEMENT

among

HARLEY-DAVIDSON MOTORCYCLE TRUST 2024-B,

as Issuer,

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.,

as Trust Depositor,

HARLEY-DAVIDSON CREDIT CORP.,

as Servicer

and

CITIBANK, N.A.,

as Indenture Trustee

Dated as of September 1, 2024

Page

i

ii

EXHIBITS

iii

THIS SALE AND SERVICING AGREEMENT, dated as of September 1, 2024 (this “Agreement”), is entered into by and among Harley-Davidson Motorcycle Trust 2024-B (together with its successors and assigns, the “Issuer” or the “Trust”), Harley-Davidson Customer Funding Corp. (together with its successor and assigns, the “Trust Depositor”), Citibank, N.A. (solely in its capacity as Indenture Trustee, together with its successors and assigns, the “Indenture Trustee”), and Harley-Davidson Credit Corp. (solely in its capacity as Servicer, together with its successor and assigns, “Harley-Davidson Credit” or the “Servicer”).

WHEREAS, the Issuer desires to acquire from the Trust Depositor a pool of fixed-rate, simple interest promissory notes and security agreements relating to the purchase of new or used Harley-Davidson motorcycles (collectively, the “Contracts”) purchased by Harley-Davidson Credit and subsequently sold by Harley-Davidson Credit to the Trust Depositor;

WHEREAS, the Trust Depositor is willing to transfer and assign the Contracts to the Issuer pursuant to the terms hereof; and

WHEREAS, the Servicer is willing to service the Contracts pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE One

DEFINITIONS

Section 1.01.      Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Administration Agreement” means the Administration Agreement, dated as of the date hereof, among the Issuer, Harley-Davidson Credit Corp. (in its capacity as administrator), the Trust Depositor and the Indenture Trustee.

“ADR Organization” means The American Arbitration Association or, if The American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by the Seller.

“ADR Rules” means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

“Advance” means, with respect to any Distribution Date, the amounts, if any, deposited by the Servicer in the Collection Account for such Distribution Date pursuant to Section 7.03.

“Affiliate” of any specified Person means any other Person controlling or controlled by, or under common control with, such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

1

“Aggregate Principal Balance” means the sum of the Principal Balances of each outstanding Contract.

“Agreement” means this Sale and Servicing Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the date hereof, among the Issuer, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, a Delaware limited liability company.

“Asset Representations Reviewer Annual Fee” means “Annual Fee” as such term is defined in the Asset Representations Review Agreement.

“Asset Representations Reviewer Fee” means “Review Fee” as such term is defined in the Asset Representations Review Agreement.

“Available Monies” means, with respect to any Distribution Date, the sum (without duplication) of (a) the following amounts received by the Servicer on or in respect of the Contracts during the related Due Period: (i) all amounts received in respect of principal of and interest on the Contracts, (ii) all Net Liquidation Proceeds, and (iii) all amounts received in respect of interest, dividends, gains, income and earnings on investment of funds in the Trust Accounts as contemplated in Section 5.05(d), and (b) the following amounts received on or prior to such Distribution Date: (i) the aggregate of the Purchase Prices for Contracts reacquired by the Trust Depositor pursuant to Section 7.08 or moneys otherwise deposited in the Collection Account pursuant to such Section, (ii) all Advances made by the Servicer pursuant to Section 7.03, (iii) all amounts paid by the Servicer in connection with an optional purchase of the Contracts pursuant to Section 7.10, and (iv) the aggregate of the Purchase Prices for Contracts purchased by the Servicer pursuant to Section 7.11.

“Business Day” means any day other than a Saturday or a Sunday, or another day on which banking institutions in the cities of Chicago, Illinois, Wilmington, Delaware, Jersey City, New Jersey or New York, New York are authorized or obligated by law, executive order, or governmental decree to be closed.

“Certificate” means a Trust Certificate (as such term is defined in the Trust Agreement), representing a beneficial equity interest in the Trust and issued pursuant to the Trust Agreement.

“Certificate Register” shall have the meaning specified in the Trust Agreement.

“Certificateholder” shall have the meaning specified in the Trust Agreement.

“Class” means all Notes whose form is identical except for variation in denomination, principal amount or owner.

“Class A-1 Final Distribution Date” means the October 2025 Distribution Date.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Notes” has the meaning set forth in the Indenture.

2

“Class A-1 Rate” means 4.979% per annum (computed on the basis of the actual number of days elapsed and a 360-day year).

“Class A-2 Final Distribution Date” means the August 2027 Distribution Date.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-2 Notes” has the meaning set forth in the Indenture.

“Class A-2 Rate” means 4.62% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Final Distribution Date” means the July 2029 Distribution Date.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-3 Notes” has the meaning set forth in the Indenture.

“Class A-3 Rate” means 4.31% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-4 Final Distribution Date” means the April 2032 Distribution Date.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered in the Note Register.

“Class A-4 Notes” has the meaning set forth in the Indenture.

“Class A-4 Rate” means 4.28% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Clearing Agency” shall have the meaning specified in the Indenture.

“Closing Date” means September 25, 2024.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning specified in the Indenture.

“Collection Account” means a Trust Account as described in Section 5.05 maintained in the name of the Indenture Trustee and which shall be an Eligible Account.

“Computer File” means the computer file generated by the Servicer which provides information relating to the Contracts and which was used by the Seller in selecting the Contracts sold to the Trust Depositor pursuant to the Transfer and Sale Agreement and transferred to the Trust by the Trust Depositor pursuant to this Agreement, and includes the master file and the history file as well as servicing information with respect to the Contracts.

“Contract Assets” has the meaning assigned in Section 2.01 of the Transfer and Sale Agreement.

3

“Contract File” means, as to each Contract, (a) the original Contract (or with respect to “electronic chattel paper”, the “authoritative copy” thereof), including the executed promissory note and security agreement or other evidence of the obligation of the Obligor, (b) the original title certificate to the Motorcycle and, where applicable, the certificate of lien recordation, or, if such title certificate has not yet been issued, an application for such title certificate, or other appropriate evidence of a security interest in the covered Motorcycle; (c) the assignments of the Contract; (d) the original(s) (or with respect to “electronic chattel paper”, the “authoritative copy”) of any agreement(s) modifying the Contract including, without limitation, any extension agreement(s); and (e) documents evidencing the existence of physical damage insurance covering such Motorcycle (terms in quotation marks have the meaning assigned to them in the UCC).

“Contract Rate” means, as to any Contract, the annual rate of interest with respect to such Contract.

“Contracts” means the promissory notes and security agreements described in the List of Contracts and constituting part of the Trust Corpus, and includes, without limitation, all related security interests and any and all rights to receive payments which are collected pursuant thereto after the Cutoff Date, but excluding any rights to receive payments which are collected pursuant thereto on or prior to the Cutoff Date.

“Corporate Trust Office” has the meaning set forth in the Indenture.

“Cram Down Loss” means, with respect to a Contract, if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the Principal Balance of such Contract, the amount of such reduction (with a “Cram Down Loss” being deemed to have occurred on the date of issuance of such order).

“Cutoff Date” means the close of business on August 31, 2024.

“Defaulted Contract” means a Contract with respect to which there has occurred one or more of the following: (i) all or some portion of any payment under the Contract is 120 days or more delinquent, (ii) repossession (and expiration of any redemption period) of a Motorcycle securing the Contract or (iii) the Servicer has determined in good faith that an Obligor is not likely to resume payment under the Contract.

“Delinquency Trigger” means, for any Due Period, that the aggregate Principal Balance of Contracts that are 60 days or more Delinquent (assuming 30-day months) as a percentage of the Pool Balance as of the last day of the Due Period exceeds 6.00%.

“Delinquent” means, as of a date of determination, a Contract with a past due amount greater than 10% of the scheduled payment then due; provided, no Contract with a past due amount of $10 or less shall be deemed “Delinquent.”

“Delinquent Interest” means, with respect to each Determination Date, all accrued and unpaid interest on any Contract for which the related Obligor is 30 or more days delinquent (assuming 30-day months) in any payment due, as of the last day of the related Due Period.

“Determination Date” means the fourth Business Day following the conclusion of a Due Period during the term of this Agreement.

“Distribution Date” means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next Business Day, with the first such Distribution Date hereunder being October 15, 2024.

4

“Due Date” means, with respect to any Contract, the day of the month on which each scheduled payment of principal and interest is due on such Contract, exclusive of days of grace.

“Due Period” means a calendar month during the term of this Agreement, and (i) the Due Period related to a Determination Date or Distribution Date shall be the calendar month immediately preceding such date; provided, however, that with respect to the first Determination Date or first Distribution Date, the Due Period shall be the period from the Cutoff Date through September 30, 2024 and (ii) the Due Period related to the Purchase Price shall be the calendar month in which the Seller or Servicer, as applicable, becomes aware or receives notice of the breach or potential breach giving rise to a repurchase or a purchase obligation pursuant to Section 7.08 or Section 7.11, as applicable.

“Eligible Account” means a segregated deposit account maintained with (i) the corporate trust department of the Indenture Trustee, acting in its fiduciary capacity; provided, however, that (x) if Moody’s is a Rating Agency, the senior unsecured debt obligations of such depository institution or trust company must be rated at least “Baa3” by Moody’s (or such lower rating as Moody’s shall deem acceptable), and (y) if Fitch is a Rating Agency, such depository institution or trust company must have a long-term issuer default rating of at least “A” by Fitch (or such lower rating as Fitch shall deem acceptable), or (ii) any other depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, the deposits of which are insured by the Federal Deposit Insurance Corporation, having a certificate of deposit, short-term deposit or long-term senior unsecured debt rating (or equivalent) of at least “A2” or “P-1” by Moody’s and “A” or “F1” by Fitch (or such lower rating as Moody’s or Fitch, as applicable, shall deem acceptable).

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)            direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)            demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each Rating Agency in the highest investment category granted thereby;

(c)            commercial paper, master notes, promissory notes, demand notes or other short term debt obligations having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby;

(d)            investments in money market funds having a rating from each Rating Agency in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

(e)            notes or bankers’ acceptances issued by any depository institution or trust company referred to in clause (b);

5

(f)             repurchase and reverse repurchase agreements collateralized by securities issued or guaranteed by the United States government or any agency, instrumentality or establishment of the United States government, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b), or entered into with an entity (acting as principal) which has, or whose parent has, a credit rating from each Rating Agency in the highest credit category granted thereby; and

(g)            any other investment with respect to which the Rating Agency Condition is satisfied.

“Event of Default” has the meaning set forth in the Indenture.

“Event of Termination” means an event specified in Section 8.01.

“Excess Amounts” shall mean Available Monies after distributions made in accordance with Section 7.05(a)(i) through (vi).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Distribution Date” means the Class A-1 Final Distribution Date, the Class A-2 Final Distribution Date, the Class A-3 Final Distribution Date, or the Class A-4 Final Distribution Date, as the case may be.

“Fitch” means Fitch Ratings, Inc., or any successor thereto that is a nationally recognized statistical rating organization.

“Form 10-D Disclosure Item” means with respect to any Person, any litigation or governmental proceedings pending against (i) such Person in the case of the Issuer, the Seller, the Indenture Trustee, the Owner Trustee or the Servicer or (ii) a Responsible Officer of such Person in the case of the Owner Trustee or Indenture Trustee, to the extent such Person (or Responsible Officer of such Person), has actual knowledge thereof, in each case that would be material to the Noteholders.

“Form 10-K Disclosure Item” means with respect to any Person, (a) any Form 10-D Disclosure Item, (b) any affiliations between such Person and the Seller, the Servicer, the Trust Depositor, the Owner Trustee and the Indenture Trustee (each, an “Item 1119 Party”), to the extent such Person, or in the case of the Owner Trustee or Indenture Trustee, a Responsible Officer of such Person, has actual knowledge thereof and (c) any relationships or transactions between such Person and any Item 1119 Party that are outside the ordinary course of business or on terms other than would be obtained in an arm’s-length transaction with an unrelated third party, apart from the transactions contemplated under the Transaction Documents, and that are material to the investors’ understanding of the Notes, but only to the extent such Person, or in the case of the Owner Trustee or Indenture Trustee, a Responsible Officer of such Person, has actual knowledge of such relationships or transactions.

“Harley-Davidson” means, collectively, Harley-Davidson, Inc. and its subsidiaries.

“Holder” means, with respect to a (i) Certificate, the Person in whose name such Certificate is registered in the Certificate Register and (ii) Note, the Person in whose name such Note is registered in the Note Register.

“Indenture” means the Indenture, dated as of the date hereof, between the Issuer and the Indenture Trustee.

6

“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, including any successor trustee under the Indenture.

“Indenture Trustee Fee” means $7,500 per annum.

“Independent” when used with respect to any specified Person, means such a Person who (i) is in fact independent of the Issuer, the Trust Depositor or the Servicer, (ii) is not a director, officer or employee of any Affiliate of the Issuer, the Trust Depositor or the Servicer, (iii) is not a person related to any officer or director of the Issuer, the Trust Depositor or the Servicer or any of their respective Affiliates, (iv) is not a holder (directly or indirectly) of more than 10% of any voting securities of Issuer, the Trust Depositor or the Servicer or any of their respective Affiliates, and (v) is not connected with the Issuer, the Trust Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Interest Period” means (x) with respect to the Class A-1 Notes and any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and (y) with respect to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes and any Distribution Date, the period from and including the 15th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the 15th day of the month in which such Distribution Date occurs.

“Interest Rate” means the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, or the Class A-4 Rate, as applicable.

“Issuer” means the Harley-Davidson Motorcycle Trust 2024-B.

“Late Payment Penalty Fees” means any late payment fees paid by Obligors on Contracts.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Contract by operation of law.

“Liquidated Contract” means a Contract with respect to which there has occurred one or more of the following, as determined as of the end of a Due Period: (i) 90 days have elapsed following the date of repossession (and expiration of any redemption period) with respect to the Motorcycle securing such Contract, (ii) the receipt of proceeds by the Servicer from the sale of a repossessed Motorcycle securing a Contract, (iii) the Servicer has determined in good faith that all amounts expected to be recovered have been received with respect to such Contract, or (iv) all or any portion of any payment is delinquent 150 days or more (assuming 30-day months).

“List of Contracts” means the list identifying each Contract constituting part of the Trust Corpus, which list (a) identifies each Contract and (b) sets forth as to each Contract (i) the Principal Balance as of the Cutoff Date, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and (iv) the maturity date, and which list (as in effect on the Closing Date) is attached to this Agreement as Exhibit H.

“Lockbox” means the post office box maintained by a Lockbox Bank identified on Exhibit K hereto and any other Lockbox hereafter established to accept collections on the Contracts.

“Lockbox Account” means the account maintained with the Lockbox Bank and identified on Exhibit K hereto and any other account hereafter established to accept collections on the Contracts.

7

“Lockbox Agreement” means the Amended and Restated Lockbox Administration Agreement dated as of July 14, 2009 by and among the Lockbox Bank, the Servicer, the Trust Depositor, Harley-Davidson Warehouse Funding Corp., a Nevada corporation, The Bank of New York Mellon Trust Company, N.A., JPMorgan Chase Bank, National Association, Eaglemark Customer Funding Corporation IV, and Bank of America, National Association, with respect to the Lockbox Account, unless such agreement shall be terminated in accordance with its terms, in which event “Lockbox Agreement” shall mean such other agreement, in form and substance acceptable to the above-described parties; such term shall also include any other agreement having substantially the same terms as the existing agreement described above, between or among a Lockbox Bank, the Indenture Trustee and the Servicer, the Trust Depositor and any other parties in respect of any Lockbox Account.

“Lockbox Bank” means the financial institution maintaining the Lockbox Account and identified on Exhibit K hereto or any successor thereto and any other financial institution at which a Lockbox Account is maintained.

“Monthly Report” shall have the meaning specified in Section 9.05.

“Monthly Servicing Fee” means, as to any Distribution Date, one-twelfth of the product of 1.00% and the Pool Balance as of the beginning of the related Due Period or, with respect to the first Distribution Date after the Closing Date, as of the Cutoff Date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto that is a nationally recognized statistical rating organization.

“Motorcycle” means a motorcycle manufactured by a subsidiary of Harley-Davidson, Inc. securing a Contract.

“Net Liquidation Losses” means, as of any Distribution Date, with respect to all Liquidated Contracts on an aggregate basis, the amount, if any, by which (a) the outstanding Principal Balance of all Liquidated Contracts (as of the respective dates upon which they became Liquidated Contracts) exceeds (b) the Net Liquidation Proceeds received in respect of Liquidated Contracts.

“Net Liquidation Proceeds” means, as to any Liquidated Contract, the proceeds realized on the sale or other disposition of the related Motorcycle, including proceeds realized on the repurchase of such Motorcycle by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such Motorcycle, after payment of all reasonable expenses incurred in the collection of such proceeds, together, in all instances, with the expected or actual proceeds of any recourse rights relating to such Contract as well as any post-disposition proceeds or other amounts in respect of a Liquidated Contract received by the Servicer.

“Note Depository Agreement” shall have the meaning specified in the Indenture.

“Note Distribution Account” means the account established and maintained as such pursuant to Section 5.05.

“Note Interest Carryover Shortfall” means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the Note Interest Distributable Amount for such Class for the immediately preceding Distribution Date, over the amount in respect of interest that was actually paid from the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus interest on such excess, to the extent permitted by applicable law, at the applicable Interest Rate for the related Interest Period.

8

“Note Interest Distributable Amount” means, with respect to any Distribution Date and a Class of Notes, the sum of the Note Monthly Interest Distributable Amount and the Note Interest Carryover Shortfall for such Class of Notes with respect to such Distribution Date.

“Note Monthly Interest Distributable Amount” means, with respect to any Distribution Date for any Class of Notes, interest accrued for the related Interest Period at the applicable Interest Rate for such Class of Notes on the outstanding principal amount of the Notes of such Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such preceding Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes).

“Note Pool Factor” means with respect to any Class of Notes as of the close of business on any Distribution Date, a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes (after giving effect to any reductions thereof to be made on such Distribution Date) divided by the original outstanding principal amount of such Class of Notes.

“Note Register” shall have the meaning specified in the Indenture.

“Noteholder” shall have the meaning specified in the Indenture.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes, in each case as executed and authenticated in accordance with the Indenture.

“Obligor” means a Motorcycle buyer or other person who owes payments under a Contract.

“Officer’s Certificate” means a certificate signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of any Person delivering such certificate and delivered to the Person to whom such certificate is required to be delivered, including any certificate delivered under any of the Transaction Documents required to be executed by a Servicing Officer. In the case of an Officer’s Certificate of the Servicer, at least one of the signing officers must be a Servicing Officer. Unless otherwise specified, any reference herein to an Officer’s Certificate shall be to an Officers’ Certificate of the Servicer.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel to the Trust Depositor or the Servicer) acceptable to the Indenture Trustee or the Owner Trustee, as the case may be.

“Outstanding Amount” shall have the meaning specified in the Indenture.

“Overcollateralization Target Amount” means, with respect to any Distribution Date, 4.75% of the Pool Balance as of the Cutoff Date.

“Owner Trustee” means the Person acting, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Paying Agent” means the entity described in Section 1.01 of the Indenture and Section 3.10 of the Trust Agreement.

“Permitted Lien” means, any tax lien, mechanics’ lien and other lien that arises by operation of law, in each case on a Motorcycle and arising solely as a result of an action or omission of the related Obligor.

9

“Person” means any individual, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance” means as of any date of determination, the aggregate outstanding Principal Balance of outstanding Contracts as of the close of business on such date.

“Principal Balance” means (a) with respect to any Contract as of any date, an amount equal to the unpaid principal balance of such Contract as of the close of business on the Cutoff Date reduced by the sum of (1) all payments received by the Servicer as of such date allocable to principal and (2) any Cram Down Loss in respect of such Contract; provided, however, that (i) if (x) a Contract is reacquired by the Seller pursuant to Section 5.01 of the Transfer and Sale Agreement and Section 7.08 hereof because of a breach or potential breach of representation or warranty or is purchased by the Servicer pursuant to Section 7.11 hereof, or (y) the Servicer gives notice of its intent to purchase the Contracts in connection with an optional redemption of the Notes pursuant to Section 7.10 hereof, in each case the Principal Balance of such Contract or Contracts shall be deemed as of the related Determination Date to be zero for the Due Period in which such event occurs and for each Due Period thereafter and (ii) from and after the Due Period in which a Contract becomes a Liquidated Contract, the Principal Balance of such Contract shall be deemed to be zero; and (b) where the context requires, the aggregate of the Principal Balances described in clause (a) for all such Contracts.

“Principal Distributable Amount” means, in respect of any Distribution Date, the excess, if any, of (1) the aggregate outstanding principal amount of the Notes as of such Distribution Date (before giving effect to any principal payments made on the Notes on that Distribution Date) over (2) the result of the Pool Balance as of the close of business on the last day of the related Due Period minus the Overcollateralization Target Amount, except that the Principal Distributable Amount on and after the Final Scheduled Payment Date for any Class of Notes will not be less than the amount that is necessary to reduce the Outstanding Amount of that Class of Notes to zero.

“Prospectus” means the Prospectus dated September 17, 2024 relating to the Notes.

“Purchase Price” means, with respect to a Contract to be reacquired or purchased under Section 7.08 or Section 7.11 hereof, or Section 5.01 of the Transfer and Sale Agreement, an amount equal to the sum of (a) the Principal Balance of such Contract as of the end of the related Due Period, plus (b) accrued and unpaid interest at the Contract Rate on such Contract as of the end of the related Due Period.

“Qualified Eligible Investments” means Eligible Investments acquired by the Indenture Trustee in its name and in its capacity as Indenture Trustee, which are held by the Indenture Trustee in any Trust Account and with respect to which (a) the Indenture Trustee has noted its interest therein on its books and records, and (b) the Indenture Trustee has purchased such investments for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of Section 8-102 of the UCC as enacted in New York, without acting in collusion with a securities intermediary in violating such securities intermediary’s obligations to entitlement holders in such assets, under Section 8-504 of such UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and (c) either (i) such investments are in the possession, or are under the control, of the Indenture Trustee, or (ii) such investments, (A) if certificated securities and (1) in bearer form, have been delivered to the Indenture Trustee, or (2) in registered form, have been delivered to the Indenture Trustee and either registered by the issuer thereof in the name of the Indenture Trustee or endorsed by effective endorsement to the Indenture Trustee or in blank; (B) if uncertificated securities, the ownership of which has been registered to the Indenture Trustee on the books of the issuer thereof (or another person, other than a securities intermediary, either becomes the registered owner of the uncertified security on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee); or (C) if securities entitlements (within the meaning of Section 8-102 of the UCC as enacted in New York) representing interests in securities or other financial assets (or interests therein) held by a securities intermediary (within the meaning of said Section 8-102), a securities intermediary indicates by book entry that a security or other financial asset has been credited to the Indenture Trustee’s securities account with such securities intermediary. Any such Qualified Eligible Investment may be purchased by or through the Indenture Trustee or any of its affiliates.

10

“Rating Agency” means each of Moody’s and Fitch, so long as such Persons maintain a rating on the Notes; and if either of Moody’s or Fitch no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization selected by the Trust Depositor.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and within ten days of such Rating Agency’s receipt of such notice (or such shorter period as is acceptable to each Rating Agency) such Rating Agency shall not have notified the Trust Depositor, the Servicer, the Indenture Trustee or the Issuer in writing that such action will result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes.

“Record Date” means, with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1125, as amended from time to time and as clarified and interpreted by the Securities and Exchange Commission or its staff from time to time.

“Reimbursement Amount” has the meaning assigned in Section 7.03 hereof.

“Reportable Event” means any event required to be reported on Form 8-K.

“Required Holders” means Holders of more than 50% of the aggregate Outstanding Amount of the Notes.

“Reserve Fund” means the Reserve Fund established and maintained pursuant to Section 7.06 hereof.

“Reserve Fund Deposits” means all moneys deposited in the Reserve Fund from time to time including, but not limited to, the Reserve Fund Initial Deposit, as well as any monies deposited therein pursuant to Section 7.05(a), all investments and reinvestments thereof, earnings thereon, and proceeds of the foregoing, whether now or hereafter existing.

“Reserve Fund Initial Deposit” means $1,657,688.38.

“Responsible Officer” means, with respect to the Owner Trustee, any officer in its Corporate Trust Administration Department (or any similar group of a successor Owner Trustee) and with respect to the Indenture Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other authorized officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

11

“Review” has the meaning stated in the Asset Representations Review Agreement.

“Review Report” has the meaning stated in the Asset Representations Review Agreement.

“Securities” means the Notes and the Certificate, or any of them.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholders” means the Holders of the Notes and the Certificate.

“Seller” means Harley-Davidson Credit Corp., a Nevada corporation, or its successor, in its capacity as Seller of Contract Assets under the Transfer and Sale Agreement.

“Servicer” means Harley-Davidson Credit Corp., a Nevada corporation, or its successor, until any Servicing Transfer hereunder and thereafter means the Successor Servicer or its successor pursuant to Article Eight below with respect to the duties and obligations required of the Servicer under this Agreement.

“Servicing Transfer” has the meaning assigned in Section 8.03(a).

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, on any Distribution Date, the sum of (a) the Monthly Servicing Fee payable on such Distribution Date, (b) Late Payment Penalty Fees received by the Servicer during the related Due Period, and (c) extension fees, convenience fees and other similar fees received by the Servicer during the related Due Period.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished to the Indenture Trustee by the Servicer, as the same may be amended from time to time.

“Shortfall” means, with respect to a Distribution Date, an amount equal to the excess (if any) of (a) the sum of the amounts payable pursuant to (1) clauses (v) and (vi) of Section 7.05(a) or (2) clauses (iii) and (iv) of Section 7.05(b), as applicable, over (b) Available Monies for such Distribution Date minus the amounts payable pursuant to (x) clauses (i) through (iv) of Section 7.05(a) or (y) clauses (i) and (ii) of Section 7.05(a) and clauses (i) and (ii) of Section 7.05(b), as applicable, on such Distribution Date.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

12

“Specified Reserve Fund Balance” means, 0.25% of the Pool Balance as of the Cutoff Date; provided, however, in no event shall the Specified Reserve Fund Balance be greater than the aggregate Outstanding Amount of the Notes. As of any Distribution Date, the amount of funds actually on deposit in the Reserve Fund may, in certain circumstances, be less than the Specified Reserve Fund Balance.

“Successor Servicer” has the meaning assigned in Section 8.03(b).

“Test Fail” has the meaning set forth in the Asset Representations Review Agreement.

“Transaction Documents” means this Agreement, the Transfer and Sale Agreement, the Lockbox Agreement, the Indenture, the Trust Agreement, the Asset Representations Review Agreement, the Administration Agreement, and the Note Depository Agreement.

“Transfer and Sale Agreement” means the Transfer and Sale Agreement dated as of the date hereof by and between the Seller and the Trust Depositor, as amended, supplemented or otherwise modified from time to time.

“Trust” means the trust created by the Trust Agreement, comprised of the Trust Corpus.

“Trust Accounts” means, collectively, the Collection Account, the Note Distribution Account, the Reserve Fund, or any of them.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of September 1, 2024, between the Trust Depositor and the Owner Trustee.

“Trust Corpus” has the meaning given to such term in Section 2.01(a) hereof.

“Trust Depositor” has the meaning assigned such term in the preamble hereunder or any successor thereto.

“Trust Estate” shall have the meaning specified in the Trust Agreement.

“Trustees” means the Owner Trustee and the Indenture Trustee.

“UCC” means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York, provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interests in any collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy.

“Uncollectible Advance” means with respect to any Determination Date and any Contract, the amount, if any, otherwise to be advanced by the Servicer pursuant to Section 7.03 which the Servicer has as of such Determination Date determined in good faith would not be ultimately recoverable by the Servicer from insurance policies on the related Motorcycle, the related Obligor or out of Net Liquidation Proceeds with respect to such Contract.

13

“Underwriters” has the meaning set forth in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated September 17, 2024, by and among the Trust Depositor, the Seller and the Underwriters.

“United States” means the United States of America.

“Vice President” of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title “Vice President” who is a duly elected officer of such Person.

“Wilmington Trust, National Association” means Wilmington Trust, National Association, in its individual capacity.

Section 1.02.      Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing (including digitally), lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.03.      Section References. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

Section 1.04.      Calculations. Except with respect to the Class A-1 Notes and except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places.

Section 1.05.      Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

14

ARTICLE Two

TRANSFER OF CONTRACTS

Section 2.01.      Closing. (a) On the Closing Date, the Trust Depositor shall transfer, assign, set over and otherwise convey to the Trust by execution of an assignment substantially in the form of Exhibit A hereto, without recourse other than as expressly provided herein, for a purchase price in cash of $599,991,717.42 (less fees and expenses in connection with the offering and sale of the Notes and the Reserve Fund Initial Deposit) and the Trust’s issuance of the Certificate to the Trust Depositor, (i) all right, title and interest of the Trust Depositor in and to the Contracts listed on the List of Contracts delivered on the Closing Date (including, without limitation, all security interests created thereunder), (ii) all rights of the Trust Depositor to payments which are collected pursuant to such Contracts after the Cutoff Date, including any liquidation proceeds therefrom, (iii) all rights of the Trust Depositor under any theft, physical damage, credit life, disability or other individual insurance policy (and rights under a “forced placed” policy, if any), any voluntary protection products, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights of the Trust Depositor in the Lockbox, the Lockbox Account and the related Lockbox Agreement to the extent they relate to the Contracts (but excluding payments received on or before the Cutoff Date), (vii) all rights (but not the obligations) of the Trust Depositor under the Transfer and Sale Agreement, including but not limited to the Trust Depositor’s rights under Article V thereof, (viii) all remittances, deposits and payments made into the Trust Accounts from time to time and amounts in the Trust Accounts from time to time (and any investments of such amounts), (ix) all rights of the Trust Depositor to rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Contracts and (x) all proceeds and products of the foregoing (the property in clauses (i)-(x) above being the “Trust Corpus”). Although the Trust Depositor and the Owner Trustee agree that such transfer is intended to be a transfer of ownership of the Trust Corpus, rather than the granting of a security interest to secure a borrowing, and that the Trust Corpus shall not be property of the Trust Depositor, in the event such transfer is deemed to be of a mere grant of a security interest to secure a borrowing, the Trust Depositor shall be deemed to have granted the Trust a first priority security interest in such Trust Corpus and this Agreement shall constitute a security agreement under applicable law.

Section 2.02.      Conditions to the Closing. On or before the Closing Date, the Trust Depositor shall deliver or cause to be delivered the following documents to the Owner Trustee and the Indenture Trustee:

(a)            The List of Contracts, certified by the Chairman of the Board, President or any Vice President of the Trust Depositor, together with an assignment substantially in the form of Exhibit A hereto.

(b)            A certificate of an officer of the Seller substantially in the form of Exhibit B to the Transfer and Sale Agreement and a certificate of an officer of the Trust Depositor substantially in the form of Exhibit B hereto.

(c)            Opinions of counsel for the Seller and the Trust Depositor in form and substance reasonably satisfactory to the Underwriters (and including as an addressee thereof each Rating Agency).

(d)            A letter or letters from Ernst & Young LLP, or another nationally recognized accounting firm, addressed to the Seller, the Trust Depositor and the Underwriters and stating that such firm has reviewed a sample of the Contracts and performed specific procedures for such sample with respect to certain contract terms and which identifies those Contracts which do not conform.

15

(e)            Copies of resolutions of the Board of Directors or of the Executive Committee of the Board of Directors of each of the Seller/Servicer and the Trust Depositor approving the execution, delivery and performance of this Agreement and the other Transaction Documents to which any of them is a party, as applicable, and the transactions contemplated hereunder and thereunder, certified in each case by the Secretary or an Assistant Secretary of the Seller/Servicer or the Trust Depositor, as applicable.

(f)             Officially certified, recent evidence of due incorporation and good standing of each of the Seller and the Trust Depositor under the laws of Nevada.

(g)            A UCC financing statement naming the Seller as debtor, naming the Trust Depositor and the Trust as assignor secured parties (and the Indenture Trustee as secured party) and identifying the Contract Assets as collateral, in proper form for filing with the appropriate office in Nevada; and a UCC financing statement naming the Trust Depositor as debtor, naming the Trust as assignor secured party (and the Indenture Trustee as secured party) and identifying the Trust Corpus as collateral, in proper form for filing with the appropriate office in Nevada; and a UCC financing statement naming the Trust as debtor, and naming the Indenture Trustee as secured party and identifying the Collateral as collateral, in proper form for filing with the appropriate office in Delaware.

(h)            An Officer’s Certificate listing the Servicer’s Servicing Officers.

(i)             Evidence of deposit in the Collection Account of all funds received with respect to the Contracts after the Cutoff Date, and prior to the Business Day before the Closing Date, together with an Officer’s Certificate from the Trust Depositor to the effect that such amount is correct.

(j)             The Officer’s Certificate of the Seller specified in Section 2.02(h) of the Transfer and Sale Agreement.

(k)            Evidence of deposit in the Reserve Fund of the Reserve Fund Initial Deposit by the Indenture Trustee.

(l)             A fully executed Transfer and Sale Agreement.

(m)           A fully executed Trust Agreement.

(n)            A fully executed Administration Agreement.

(o)            A fully executed Indenture.

(p)            A fully executed Asset Representations Review Agreement.

(q)            A fully executed Sale and Servicing Agreement.

16

ARTICLE Three

REPRESENTATIONS AND WARRANTIES

The Seller under the Transfer and Sale Agreement has made each of the representations and warranties set forth in Exhibit J hereto and has consented to the assignment by the Trust Depositor to the Issuer of the Trust Depositor’s rights with respect thereto. Such representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the transfer and assignment of the Contracts to the Trust. Pursuant to Section 2.01 of this Agreement, the Trust Depositor has assigned, transferred and conveyed to the Issuer as part of the Trust Corpus its rights under the Transfer and Sale Agreement, including without limitation, the representations and warranties of the Seller therein as set forth in Exhibit J attached hereto, together with all rights of the Trust Depositor with respect to any breach thereof including any right to require the Seller to reacquire any Contract in accordance with the Transfer and Sale Agreement. It is understood and agreed that the representations and warranties set forth or referred to in this Section shall survive delivery of the Contract Files to the Owner Trustee or any custodian.

The Trust Depositor hereby represents and warrants to the Trust and the Indenture Trustee that it has entered into the Transfer and Sale Agreement with the Seller, that the Seller has made the representations and warranties in the Transfer and Sale Agreement as set forth in Exhibit J hereto, that such representations and warranties run to and are for the benefit of the Trust Depositor, and that pursuant to Section 2.01 of this Agreement the Trust Depositor has transferred and assigned to the Trust all rights of the Trust Depositor to cause the Seller under the Transfer and Sale Agreement to reacquire Contracts in the event of a breach of such representations and warranties.

Section 3.01.      Representations and Warranties Regarding the Trust Depositor. By its execution of this Agreement, the Trust Depositor represents and warrants to the Trust, the Indenture Trustee and the Noteholders that:

(a)            Assumption of Seller’s Representations and Warranties. The representations and warranties set forth in Exhibit J are true and correct.

(b)            Organization and Good Standing. The Trust Depositor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Trust Depositor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Trust Depositor or the Trust.

(c)            Authorization; Valid Sale; Binding Obligations. The Trust Depositor has the power and authority to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Trust to be created. This Agreement shall effect a valid transfer and assignment of the Trust Corpus, enforceable against the Trust Depositor and creditors of and purchasers from the Trust Depositor. This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

17

(d)            No Consent Required. The Trust Depositor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(e)            No Violations. The execution, delivery and performance of this Agreement by the Trust Depositor and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not violate any provision of any existing law or regulation or any order or decree of any court or of any Federal or state regulatory body or administrative agency having jurisdiction over the Trust Depositor or any of its properties or the Articles of Incorporation or Bylaws of the Trust Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(f)             Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement or the other Transaction Documents to which it is a party or the Notes (1) which, if adversely determined, would in the opinion of the Trust Depositor have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Trust Depositor or the Trust or the transactions contemplated by this Agreement or the other Transaction Documents to which the Trust Depositor is a party or (2) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

(g)            State of Incorporation; Name; No Changes. The Trust Depositor’s state of incorporation is the State of Nevada. The Trust Depositor’s exact legal name is as set forth in the first paragraph of this Agreement. The Trust Depositor has not changed its name, whether by amendment of its Articles of Incorporation, by reorganization or otherwise, and has not changed the location of its place of business, within the four months preceding the Closing Date.

(h)            Solvency. The Trust Depositor, after giving effect to the conveyances made by it hereunder, is Solvent.

Such representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the transfer and assignment of the Contracts to the Trust.

18

Section 3.02.      Representations and Warranties Regarding the Servicer. The Servicer represents and warrants to the Trust, the Indenture Trustee and the Noteholders that:

(a)            Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or the Trust. The Servicer is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Contracts in accordance with the terms hereof other than such licenses the failure to obtain would not have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or on the ability of the Servicer to perform its obligations hereunder.

(b)            Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Servicer is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Servicer is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party. This Agreement and the other Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(c)            No Consent Required. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Servicer is a party.

(d)            No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party by the Servicer will not violate any provisions of any existing law or regulation or any order or decree of any court or of any Federal or state regulatory body or administrative agency having jurisdiction over the Servicer or any of its properties or the Articles of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer or any of the Servicer’s properties may be bound, or result in the creation of or imposition of any security interest, lien, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than this Agreement.

(e)            Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, any other Transaction Document to which the Servicer is a party which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer or the Trust or the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party.

19

ARTICLE Four

PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

Section 4.01.      Custody of Contracts. (a) Subject to the terms and conditions of this Section 4.01, the contents of each Contract File shall be held and controlled by the Servicer, or its custodian, for the benefit of, and as agent for, the Trust as the owner thereof and the Indenture Trustee.

(b)            The Servicer agrees to maintain the related Contract Files at its offices, or the offices of one of its custodians, where they are currently maintained, or at such other offices of the Servicer, or its custodian, as shall from time to time be identified to the Trustees by written notice except that in the case of any Contracts constituting “electronic chattel paper”, the “authoritative copy” thereof shall be maintained by the Servicer in a computer system such that the Servicer maintains “control” over such “authoritative copy” (terms in quotation marks have the meaning assigned to them in the UCC). The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures; provided, however, that the Servicer will take all action necessary to maintain the perfection of the Trust’s interest in the Contracts and the proceeds thereof. It is intended that, by the Servicer’s agreement pursuant to Section 4.01(a) above and this Section 4.01(b), the Indenture Trustee shall be deemed to have possession of the Contract Files for purposes of Section 9-313 of the Uniform Commercial Code of the state in which the Contract Files are located and control of the Contracts that represent electronic chattel paper for purposes of Section 9-105 of the Uniform Commercial Code.

(c)            As custodian, the Servicer shall have the following powers and perform the following duties:

(i)             hold, or cause the Servicer’s custodian to hold, the Contract Files on behalf of the Trust and the Indenture Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof and certify to the Owner Trustee and the Indenture Trustee annually that it, or its custodian, continues to maintain possession of such Contract Files;

(ii)            implement policies and procedures in writing and signed by a Servicing Officer with respect to persons authorized to have access to the Contract Files on the Servicer’s premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes;

(iii)           attend to all details in connection with maintaining custody of the Contract Files on behalf of the Trust; and

(iv)           at all times maintain, or cause the Servicer’s custodian to maintain, the original of the fully executed Contract (or, in the case of “electronic chattel paper”, the “authoritative copy” of such Contract) in accordance with its customary practices and procedures, except as may be necessary to conduct collection and servicing activities in accordance with its customary practices and procedures (terms in quotation marks have the meaning assigned to them in the UCC).

(d)            In performing its duties under this Section 4.01, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts for the financing of the purchase price of consumer goods owned and/or serviced by it, and in any event with no less degree of skill and care than would be exercised by a prudent servicer of promissory notes and security agreements. The Servicer shall promptly report to the Owner Trustee and the Indenture Trustee any failure by it, or its custodian, to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer further agrees not to assert any legal or beneficial ownership interest in the Contracts or the Contract Files, except as provided in Section 5.06. The Servicer agrees to indemnify the Noteholders, the Certificateholder, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever which may be imposed on, incurred by or asserted against the Noteholders, the Certificateholder, the Owner Trustee and the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the gross negligence or willful misconduct of any Noteholder, the Certificateholder, the Owner Trustee or the Indenture Trustee. The Trustees shall have no duty to monitor or otherwise oversee the Servicer’s performance as custodian hereunder.

20

Section 4.02.      Filing. On or prior to the Closing Date, the Servicer shall cause the UCC financing statement(s) referred to in Section 2.02(g) hereof to be filed and from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Owner Trustee or Indenture Trustee may reasonably request to perfect and protect the Trust’s first priority perfected interest in the Trust Corpus against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. All financing statements filed or to be filed against the Seller in favor of the Trust Depositor or the Trust in connection herewith describing the Contract Assets as collateral shall contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as permitted in the Transfer and Sale Agreement or the Sale and Servicing Agreement, will violate the rights of the Secured Party.”

Section 4.03.      Name Change or Relocation. (a) During the term of this Agreement, neither the Seller nor the Trust Depositor shall change its name, identity or structure or change its state of incorporation without first giving at least 30 days’ prior written notice to the Owner Trustee and the Indenture Trustee.

(b)            If any change in either the Seller’s or the Trust Depositor’s name, identity or structure or other action would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, no later than five days after the effective date of such change, shall file such amendments, if any, as may be required to preserve and protect the Trust’s interests in the Trust Corpus and the proceeds thereof. In addition, neither the Seller nor the Trust Depositor shall change its state of incorporation unless it has first taken such action as is advisable or necessary to preserve and protect the Trust’s interest in the Trust Corpus. Promptly after taking any of the foregoing actions, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee an opinion of counsel reasonably acceptable to the Owner Trustee and the Indenture Trustee stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the interests of the Trust in the Trust Corpus and the Indenture Trustee in the Collateral have been filed, and reciting the details of such filing.

Section 4.04.      Costs and Expenses. The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Trust’s right, title and interest in and to the Contracts (including, without limitation, the security interest in the Motorcycles granted thereby).

21

ARTICLE Five

SERVICING OF CONTRACTS

Section 5.01.      Responsibility for Contract Administration. The Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Owner Trustee, at the written request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate in the opinion of the Owner Trustee to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer is hereby appointed the servicer hereunder until such time as any Servicing Transfer may be effected under Article Eight.

Section 5.02.      Standard of Care. In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer, and, in any event no less degree of skill and care than would be exercised by a prudent servicer of promissory notes and security agreements; provided, however, that notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance of any Contract except that with respect to a Contract that has become a Defaulted Contract, the Servicer, consistent with its collection policies, may release or waive the right to collect the unpaid balance of such Defaulted Contract in an effort to maximize collections thereon.

Section 5.03.      Records. The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Owner Trustee and the Indenture Trustee to determine the status of each Contract.

Section 5.04.      Inspection. (a) At all times during the term hereof, the Servicer shall afford the Owner Trustee and the Indenture Trustee and their respective authorized agents reasonable access during normal business hours to the Servicer’s records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Owner Trustee or the Indenture Trustee, or such authorized agents and allow copies of the same to be made. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Owner Trustee or the Indenture Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Computer File and records relating thereto for conformity to Monthly Reports prepared pursuant to Article Nine and compliance with the standards represented to exist as to each Contract in this Agreement.

(b)            At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by the Trustees.

Section 5.05.      Trust Accounts. (a) On or before the Closing Date, the Trust Depositor shall establish the Trust Accounts, each with and in the name of the Indenture Trustee for the benefit of the Noteholders. The Administrator is hereby required to ensure that each of the Trust Accounts is established and maintained as an Eligible Account. In the event that a Trust Account does not satisfy the requirements set forth in the definition of Eligible Account, the Trust Depositor shall, with the assistance of the Indenture Trustee, as necessary, use reasonable efforts to cause such Trust Account to be moved to an account satisfying the requirements set forth in the definition of Eligible Account within sixty (60) days.

22

(b)            The Indenture Trustee shall deposit (or, except as provided in Section 5.05(e) hereof, the Servicer shall deposit, with respect to payments by or on behalf of the Obligors received directly by the Servicer) into the Collection Account as promptly as practical (but in any case not later than the second Business Day following the processing thereof):

(i)             With respect to principal and interest on the Contracts received after the Cutoff Date (which for the purpose of this paragraph (b)(i) shall include those monies in the Lockbox Account allocable to principal and interest on the Contracts), all such amounts received by the Owner Trustee or Servicer;

(ii)            All Net Liquidation Proceeds related to the Contracts;

(iii)           The aggregate of the Purchase Prices for Contracts reacquired by the Trust Depositor as described in Section 7.08, and by the Seller as described in the Sale and Transfer Agreement;

(iv)           All Advances made by the Servicer pursuant to Section 7.03;

(v)            All amounts paid by the Servicer in connection with an optional purchase of the Contracts described in Section 7.10;

(vi)           The aggregate of the Purchase Prices for Contracts purchased by the Servicer as described in Section 7.11; and

(vii)          All amounts received in respect of interest, dividends, gains, income and earnings on investments of funds in the Collection Account and the Note Distribution Account as contemplated herein.

(c)            [Reserved].

(d)            The Servicer shall direct the Indenture Trustee to, and the Indenture Trustee shall, invest the amounts in the Trust Accounts in Qualified Eligible Investments that are payable on demand or that mature not later than one Business Day prior to the next succeeding Distribution Date. Once such funds are invested, the Indenture Trustee shall not change the investment of such funds. Any loss on such investments shall be charged to such Trust Account. Funds in the Trust Accounts not so invested must be insured to the extent permitted by law by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation. Subject to the restrictions herein, the Indenture Trustee may purchase a Qualified Eligible Investment from itself or an Affiliate. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 5.05(d). All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Trust Accounts (other than the Reserve Fund) shall be deposited in the Collection Account pursuant to Section 5.05(b) and distributed on the applicable Distribution Date pursuant to Section 7.05. The Trust Depositor and the Trust agree and acknowledge that the Indenture Trustee is to have “control” (within the meaning of Section 9-106 of the UCC) of collateral comprised of “investment property” (within the meaning of Section 9-102 of the UCC) for all purposes of this Agreement, it being understood that the Indenture Trustee shall make no investment decisions in connection therewith.

23

(e)            Notwithstanding anything to the contrary herein, the Servicer may remit payments on the Contracts and Net Liquidation Proceeds to the Collection Account in next-day funds or immediately available funds no later than 10:00 a.m., Central time, on the Business Day prior to the next succeeding Distribution Date, but only for so long as the short-term debt security rating of the Servicer (or an Affiliate thereof acceptable to each Rating Agency) is at least “P-1” by Moody’s and “F1” by Fitch.

(f)	The Servicer shall apply collections received in respect of a Contract as follows:

(i)             First, to the scheduled payment (including accrued interest and principal) with respect to such Contract;

(ii)            Second, to pay any expenses and unpaid late charges or fees (if any) due and owing under such Contract; and

(iii)           Third, to any remaining principal until such Contract is paid in full.

(g)            The Servicer will, from time to time as provided herein, be permitted to withdraw or request the withdrawal from the Collection Account any amount deposited therein that, based on the Servicer’s good-faith determination, was deposited in error.

Section 5.06.      Enforcement. (a) The Servicer will, consistent with Section 5.02, act with respect to the Contracts in such manner as in its judgment will maximize the receipt of all payments called for under the terms of the Contracts. The Servicer, acting as agent for the Trust pursuant to the Lockbox Agreement, shall use its best efforts to cause Obligors to make all payments on the Contracts to the Lockbox Account (either directly by remitting payments to the Lockbox, or indirectly by making payments through a direct debit, the telephone or the internet to an account of the Servicer which payments will be subsequently transferred from such account to the Lockbox Account). The Servicer will act in a commercially reasonable manner with respect to the repossession and disposition of a Motorcycle following a default under the related Contract with a view to realizing proceeds at least equal to the Motorcycle’s fair market value. If the Servicer determines that eventual payment in full of a Contract is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon that Contract, including repossessing and disposing of the related Motorcycle at a public or private sale or taking other action permitted by applicable law. The Servicer will be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a Contract and disposing of the related Motorcycle.

(b)            The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trustees. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Owner Trustee (or the Indenture Trustee) on behalf of the Trust shall, at the Servicer’s expense, take such steps as the Servicer deems reasonably necessary to enforce the Contract, including bringing suit in its name or the names of the Noteholders under the Indenture and the Certificateholder as owner of the Trust.

(c)            The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer’s usual practice. In exercising recourse rights, the Servicer is authorized on the Trust’s and Indenture Trustee’s behalf to reassign the Defaulted Contract or the related Motorcycle to the Person against whom recourse exists at the price set forth in the document creating the recourse; provided, however, the Servicer in exercising recourse against any third persons as described in the immediately preceding sentence shall do so in such manner as in its judgment will maximize the aggregate recovery with respect to the Contract; and provided further, however, that notwithstanding the foregoing the Servicer in its capacity as such may exercise such recourse only if such Contract (i) was not required to be reacquired by the Seller pursuant to the Transfer and Sale Agreement or (ii) was required to be reacquired by the Seller and the Seller has defaulted on such reacquisition obligation.

24

(d)            The Servicer will not permit any rescission or cancellation of any Contract due to the acts or omissions of the Trust Depositor.

(e)            Subject to Section 5.02, the Servicer may grant extensions, rebates or adjustments on a Contract; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Contract beyond the Class A-4 Final Distribution Date, it shall promptly purchase such Contract pursuant to Section 7.11.

(f)             The Servicer will not add to the outstanding Principal Balance of any Contract the premium of any physical damage or other individual insurance on a Motorcycle securing such Contract it obtains on behalf of the Obligor under the terms of such Contract, but may create a separate Obligor obligation with respect to such premium if and as provided by the Contract.

(g)            If the Servicer shall have repossessed a Motorcycle on behalf of the Trust, the Servicer shall either (i) maintain at its expense physical damage insurance with respect to such Motorcycle, or (ii) indemnify the Trust against any damage to such Motorcycle prior to resale or other disposition. The Servicer shall not allow such repossessed Motorcycles to be used in an active trade or business, but rather shall dispose of the Motorcycle in a reasonable time in accordance with the Servicer’s normal business practices.

Section 5.07.      Trustees to Cooperate. Upon payment in full on any Contract, the Servicer shall (if the Servicer is not then in possession of the Contracts and Contract Files) notify the Trustees and request delivery of the Contract and Contract File to the Servicer. Upon receipt of such notice and request, the Trustees shall promptly release or cause to be released such Contract and Contract File to the Servicer. Upon receipt of such Contract and Contract File, each of the Trust Depositor and the Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Motorcycle related thereto. The Servicer shall determine when a Contract has been paid in full; to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds. From time to time as appropriate for servicing and repossession in connection with any Contract, if the Servicer is not then in possession of the Contracts and Contract Files, the Indenture Trustee shall, upon written request of a Servicing Officer and delivery to the Indenture Trustee of a receipt signed by such Servicing Officer, cause the original Contract and the related Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem reasonably necessary to the prosecution of any such proceedings. Such receipt shall obligate the Servicer to return the original Contract and the related Contract File to the Indenture Trustee when the need by the Servicer has ceased unless the Contract shall be acquired as described in Section 7.10 or 7.11. Upon request of a Servicing Officer, the Indenture Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in the enforcement of each Certificateholder’s rights and remedies with respect to the Contracts.

Section 5.08.      Costs and Expenses. All costs and expenses incurred by the Servicer in carrying out its duties hereunder, fees and expenses of accountants and payments of all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of Defaulted Contracts and repossessions of Motorcycles securing such Contracts when such Contracts are not reacquired pursuant to Section 7.08) and all other fees and expenses not expressly stated hereunder to be for the account of the Trust shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder.

25

Section 5.09.      Maintenance of Security Interests in Motorcycles. The Servicer shall take such steps as are necessary to maintain continuous perfection and the first priority of the security interest created by each Contract in the related Motorcycle. The Owner Trustee and the Indenture Trustee hereby authorize the Servicer to take such steps as are necessary to perfect such security interest and to maintain the first priority thereof in the event of a relocation of a Motorcycle or for any other reason.

Section 5.10.      Successor Servicer/Lockbox Agreements. In the event the Servicer shall for any reason no longer be acting as such, the Successor Servicer shall thereupon assume all of the rights and obligations of the outgoing servicer under each Lockbox Agreement; provided, however, that the Successor Servicer shall not be liable for any acts or obligations of the Servicer arising prior to such succession. In such event, the Successor Servicer shall be deemed to have assumed all of the outgoing Servicer’s interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the Successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to a Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon the request of the Owner Trustee, but at the expense of the outgoing Servicer, deliver to the Successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by a Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the Successor Servicer.

Section 5.11.      Separate Entity Existence. The Servicer agrees to take or refrain from taking or engaging in with respect to the Trust Depositor, as applicable, each of the actions or activities specified in the “substantive consolidation” opinion of FisherBroyles, LLP (or in any related Certificate of the Servicer) delivered on the Closing Date, upon which the conclusions expressed therein are based.

ARTICLE Six

THE TRUST DEPOSITOR

Section 6.01.      Covenants of the Trust Depositor.

(a)            Existence. During the term of this Agreement, the Trust Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b)            Arm’s Length Transactions. During the term of this Agreement, all transactions and dealings between the Trust Depositor and its Affiliates will be conducted on an arm’s-length basis.

(c)            No Other Business. The Trust Depositor shall not engage in any business other than financing, purchasing, owning, selling and managing the Contracts in the manner contemplated by this Agreement and the other Transaction Documents and activities incidental thereto; provided, however, that the Trust Depositor may purchase and transfer (or grant Liens in respect of) contracts and/or other related assets similar to the Contracts to other Persons in securitization or other non-recourse financing transactions involving the Seller or any of its Affiliates (or with respect to the Contract Assets themselves, following a release and reconveyance thereof from the Trust), on terms and conditions (with respect to the liabilities imposed upon the Trust Depositor by virtue of such transactions, as well as in respect of agreements or restrictions concerning activities of the Trust Depositor and its relations or interactions with the Seller or the Servicer or other applicable Affiliate relevant to “bankruptcy remoteness” or “substantive consolidation” analysis), in each case substantially similar to such terms and conditions applicable to the Trust Depositor hereunder and under the other Transaction Documents.

26

(d)            No Borrowing. The Trust Depositor shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for (i) any Indebtedness except for any Indebtedness permitted by or arising under the Transaction Documents or (ii) obligations in connection with transactions described in the proviso of Section 6.01(c), as limited thereby. The proceeds of the Notes shall be used exclusively to fund the Trust Depositor’s purchase of the Contracts and the other assets specified in this Agreement, to pay the transactional expenses of the Trust Depositor and to make the required deposits to the Reserve Fund.

(e)            Guarantees, Loans, Advances and Other Liabilities. Except as otherwise contemplated by the Transaction Documents or in connection with transactions described in Section 6.01(c), as limited thereby, the Trust Depositor shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuming another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, any other interest in, or make any capital contribution to, any other Person.

(f)            Capital Expenditures. The Trust Depositor shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

(g)            Restricted Payments. Except as permitted or contemplated by the Transaction Documents or in connection with transactions described in Section 6.01(c), the Trust Depositor shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an equity interest in the Trust Depositor, (ii) redeem, purchase, retire or otherwise acquire for value any such equity interest or (iii) set aside or otherwise segregate any amounts for any such purpose; it being understood that the Trust Depositor shall at all times have the right to distribute funds received pursuant to the Transaction Documents, and pursuant to documents entered into in connection with transactions described in Section 6.01(c), to its equity owner.

(h)            Separate Entity Existence. The Trust Depositor shall:

(i)             Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Trust Depositor will not be diverted to any other Person or for other than authorized uses of the Trust Depositor.

(ii)            Ensure that, to the extent that it shares the same officers or other employees as any of its members or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iii)           Ensure that, to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Trust Depositor contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Trust Depositor and any of its Affiliates shall be only on an arm’s-length basis.

27

(iv)           To the extent that the Trust Depositor and any of its members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(v)            Conduct its affairs strictly in accordance with its By-laws and Articles of Incorporation, and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders’ and directors’ meetings appropriate to authorize all entity action, keeping separate and accurate records of such meetings and its actions, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(vi)           Take or refrain from taking or engaging in, as applicable, each of the actions or activities specified in the “true sale” and “substantive consolidation” opinions of FisherBroyles, LLP delivered on the Closing Date (or in any related certificate delivered in connection therewith), upon which the conclusions expressed therein are based.

Section 6.02.      Liability of Trust Depositor; Indemnities. The Trust Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Trust Depositor under this Agreement.

The Trust Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, Wilmington Trust, National Association, the Indenture Trustee and the Servicer from and against any taxes that may at any time be asserted against any such Person as a result of or relating to the transactions contemplated herein and in the other Transaction Documents, including any sales, gross receipts, gross margin, general corporation, tangible personal property, New York personal property replacement privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the transfer of the Contracts to the Issuer or the issuance and original sale of the Securities, or federal or other income taxes arising out of distributions on the Notes or the Certificate) and costs and expenses in defending against the same.

The Trust Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, Wilmington Trust, National Association, the Indenture Trustee and the Securityholders from and against any loss, liability or expense incurred by reason of the Trust Depositor’s willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement, including all reasonable and documented legal fees, costs and expenses incurred in connection with the enforcement of this indemnity.

The Trust Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, Wilmington Trust, National Association and the Indenture Trustee from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and, in the case of the Owner Trustee, in the Trust Agreement and, in the case of the Indenture Trustee, in the Indenture, except to the extent that such cost, expense, loss, claim, damage or liability in the case of (i) the Owner Trustee or Wilmington Trust, National Association, as the case may be, shall be due to the willful misfeasance, bad faith or negligence of the Owner Trustee or Wilmington Trust, National Association, as the case may be, or shall arise from the breach by the Owner Trustee or Wilmington Trust, National Association, as the case may be, of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement, or (ii) the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence of the Indenture Trustee.

28

The Trust Depositor shall be liable directly to and will indemnify any injured party or any other creditor of the Trust for all losses, claims, damages, liabilities and expenses of the Trust to the extent that the Trust Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which Trust Depositor were a general partner; provided, however, that Trust Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of any investor in the Trust Certificate or a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the proviso to the immediately preceding sentence for which Trust Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of Trust Depositor under this paragraph shall be evidenced by the Trust Certificate described in the Trust Agreement.

Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation and shall survive the termination of the Trust and the resignation or removal of the Trustees. If the Trust Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Trust Depositor, without interest and the Trust Depositor may, as a condition to any such indemnification, require such Person to agree in writing to do so.

Notwithstanding anything to the contrary herein, the obligations of the Trust Depositor under this Section are solely the corporate obligations of the Trust Depositor and shall be payable by it solely as provided in this Section. The Trust Depositor shall only be required to make such payments required under this Section, (a) from funds available to it pursuant to, and in accordance with the payment priorities set forth in Section 7.05 and (b) to the extent that it receives additional funds designated for such purposes or to the extent that it has additional funds available (other than funds described in the preceding clause (a)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Trust Depositor incurred in accordance with its Articles of Incorporation and all financing documents to which it is a party as they come due. In addition, no amount owing by the Trust Depositor hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or any other obligation of, or claim against the Trust Depositor arising out of or based upon this Section against any stockholder, employee, officer, agent, director or authorized person of the Trust Depositor or Affiliate thereof; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

Section 6.03.      Merger or Consolidation of, or Assumption of the Obligations of, Trust Depositor; Certain Limitations. Notwithstanding any other provision in this Section and any provision of law, the Trust Depositor shall not do any of the following:

(a)            engage in any business or activity other than as set forth in its Articles of Incorporation;

29

(b)            without the affirmative vote of a majority of the members of the Board of Directors of the Trust Depositor (which must include the affirmative vote of at least two duly appointed Independent directors) (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vi) above; provided, however, that no director may be required by any shareholder of the Trust Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Trust Depositor so long as it is solvent; or

(c)            merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity unless the Person formed by such consolidation or into which the Trust Depositor has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Trust Depositor as an entirety, can lawfully perform the obligations of the Trust Depositor hereunder and executes and delivers to the Owner Trustee and the Indenture Trustee an agreement in form and substance reasonably satisfactory to the Owner Trustee and the Indenture Trustee which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Trust Depositor under this Agreement; provided that the Rating Agency Condition shall be satisfied with respect to any merger, consolidation or succession pursuant to this Section.

Section 6.04.      Limitation on Liability of Trust Depositor and Others. The Trust Depositor and any director or officer or employee or agent of the Trust Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Trust Depositor and any director or officer or employee or agent of the Trust Depositor shall be reimbursed by the Owner Trustee for any contractual damages, liability or expense incurred by reason of the Owner Trustee’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of its duties hereunder and under the other Transaction Documents, or by reason of reckless disregard of its obligations and duties hereunder and under the other Transaction Documents. The Trust Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 6.05.      Trust Depositor Not to Resign. Subject to the provisions of Section 6.03, the Trust Depositor shall not resign from the obligations and duties hereby imposed on it as Trust Depositor hereunder.

30

ARTICLE Seven

DISTRIBUTIONS; RESERVE FUND

Section 7.01.      Monthly Distributions. (a)  Each Noteholder and Certificateholder as of the related Record Date shall be paid on each Distribution Date by wire transfer if such Noteholder or Certificateholder provides written instructions to the Indenture Trustee or the Owner Trustee, respectively, at least ten days prior to such Distribution Date.

(b)            The Indenture Trustee shall serve as the paying agent hereunder (the “Paying Agent”) and shall make the payments to or on behalf of the Noteholders and the Certificateholder required hereunder. The Indenture Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Noteholders and the Certificateholder.

Section 7.02.      Fees. The Indenture Trustee shall be paid the Indenture Trustee Fee, the Asset Representations Reviewer shall be paid the Asset Representations Reviewer Annual Fee and the Asset Representations Reviewer Fee and the Servicer shall be paid the Monthly Servicing Fee. The Monthly Servicing Fee shall be paid solely from Available Monies and in accordance with the priorities described in Section 7.05(a) and Section 7.05(b), as applicable. The Indenture Trustee Fee and the Asset Representations Reviewer Fee shall be paid directly by the Administrator, on behalf of the Issuer, and the Asset Representations Reviewer Annual Fee shall be paid directly by the Servicer, on behalf of the Issuer, and, in each case, if not promptly paid thereby, from Available Monies and in accordance with the priorities described in Section 7.05(a) and Section 7.05(b), as applicable. No recourse may be had to the Seller, the Trust Depositor, the Trustees, the Servicer, or any of their respective Affiliates in the event that amounts available under Section 7.05(a) or Section 7.05(b), as applicable, are insufficient for payment of the Monthly Servicing Fee and any Indenture Trustee Fee or Asset Representations Reviewer Fee not paid by the Administrator.

Section 7.03.      Advances. On each Determination Date, the Servicer shall compute the amount of Delinquent Interest, if any, on the Contracts. Not later than each Distribution Date, the Servicer shall advance (each, an “Advance”) an amount equal to the Delinquent Interest for such Determination Date by depositing such amount in the Collection Account; provided, however, that the Servicer shall be obligated to advance Delinquent Interest only to the extent that the Servicer, in its sole discretion, expects that such advance will not become an Uncollectible Advance. The Servicer shall indicate on each Monthly Report (i) the amount of Delinquent Interest, if any, on the Contracts for the related Determination Date and (ii) the amount of the Advance, if any, made by the Servicer in respect of the Delinquent Interest pursuant to this Section 7.03. If the amount of such Advance is less than the amount of the Delinquent Interest, the relevant Monthly Report shall be accompanied by a certificate of a Servicing Officer setting forth in reasonable detail the basis for the determination by the Servicer that the portion of the Delinquent Interest not advanced would become an Uncollectible Advance. By each Determination Date, the Servicer shall determine the amount of prior unreimbursed Advances for which it shall be entitled to be reimbursed pursuant to the provisions of this Section (such amount, the “Reimbursement Amount”). The Servicer shall be entitled to be reimbursed for any outstanding Advance with respect to a Contract as provided in Section 7.05(a)(i) and Section 7.05(b).

Section 7.04.      [Reserved].

31

Section 7.05.      Distributions; Priorities.

(a)            Except as provided in Section 7.05(b), on each Distribution Date, the Indenture Trustee, at the Servicer’s direction, will make the following allocations and distributions of Available Monies, together with amounts withdrawn from the Reserve Fund, in the following order of priority:

(i)             to the Servicer, the Reimbursement Amount for Advances previously made;

(ii)            to the Servicer, the Monthly Servicing Fee, including any unpaid Monthly Servicing Fee with respect to one or more prior Distribution Dates;

(iii)           to the Indenture Trustee, to the extent not already paid by the Administrator on behalf of the Issuer, (A) the Indenture Trustee Fee, including any unpaid Indenture Trustee Fee with respect to one or more prior Distribution Dates, and (B) any unpaid indemnity and reimbursement amounts due to the Indenture Trustee under Section 6.07 of the Indenture up to an amount not to exceed $150,000 per calendar year;

(iv)           to the Asset Representations Reviewer, to the extent not already paid by the Administrator or the Servicer, as applicable, on behalf of the Issuer, the Asset Representations Reviewer Annual Fee, the Asset Representations Reviewer Fee and expenses and indemnity amounts due and owing under the Asset Representations Review Agreement up to an amount not to exceed $200,000 per calendar year;

(v)            to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the applicable Note Interest Distributable Amount with respect to such Distribution Date for further distribution to the Class A Noteholders; provided, however, that if there are insufficient Available Monies to pay the entire amount of the Note Interest Distributable Amount, then the remaining Available Monies shall be applied to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes, pro rata, on the basis of the Note Interest Distributable Amount for each such Class of Notes;

(vi)           to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Principal Distributable Amount with respect to such Distribution Date for further distribution first, to the Class A-1 Noteholders until the Outstanding Amount of the Class A-1 Notes has been paid in full, second, to the Class A-2 Noteholders until the Outstanding Amount of the Class A-2 Notes has been paid in full, third, to the Class A-3 Noteholders until the Outstanding Amount of the Class A-3 Notes has been paid in full, and fourth, to the Class A-4 Noteholders until the Outstanding Amount of the Class A-4 Notes has been paid in full;

(vii)          any Excess Amounts to the Reserve Fund up to the amount, if any, necessary to increase the balance thereof to the Specified Reserve Fund Balance;

(viii)         to the Indenture Trustee, any fees, expenses and indemnity amounts due but not paid under clause (iii) above;

(ix)           to the Asset Representations Reviewer, any fees, expenses and indemnity amounts due but not paid under clause (iv) above; and

(x)            any remaining amounts to the Certificateholder as residual interestholder under the Trust Agreement.

32

(b)            If the Notes have been declared immediately due and payable as provided in the Indenture, then, until such time as the Notes have been paid in full, Available Monies shall be allocated and distributed in the following order of priority after payment of the amounts set forth in Section 7.05(a)(i) and (ii):

(i)             to the Indenture Trustee, to the extent not already paid by the Administrator on behalf of the Issuer, (A) the Indenture Trustee Fee, including any unpaid Indenture Trustee Fee with respect to one or more prior Distribution Dates, and (B) any unpaid indemnity and reimbursement amounts under Section 6.07 of the Indenture;

(ii)            to the Asset Representations Reviewer, to the extent not already paid by the Administrator or the Servicer, as applicable, on behalf of the Issuer, the Asset Representations Reviewer Annual Fee, the Asset Representations Reviewer Fee and expenses and indemnity amounts due and owing under the Asset Representations Review Agreement up to an amount not to exceed $200,000 per calendar year;

(iii)           to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the applicable Note Interest Distributable Amount with respect to such Distribution Date for further distribution to the Class A Noteholders; provided, however, that if there are insufficient Available Monies to pay the entire amount of the Note Interest Distributable Amount for the Class A Notes, then the remaining Available Monies shall be applied to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes, pro rata, on the basis of the Note Interest Distributable Amount for each such Class of Notes;

(iv)           to the Note Distribution Account, together with any amounts deposited therein pursuant to Section 7.06, the Principal Distributable Amount with respect to such Distribution Date for further distribution first, to the Class A-1 Noteholders until the Outstanding Amount of the Class A-1 Notes has been paid in full, and second, to the Class A-2 Noteholders, the Class A-3 Noteholders, and the Class A-4 Noteholders, pro rata, based on the outstanding principal amount of the related Classes of Notes, until the Outstanding Amount of such Classes of Notes has been paid in full;

(v)            to the Asset Representations Reviewer, any fees, expenses and indemnity amounts due but not paid as provided in Section 7.05(a)(iv); and

(vi)           any remaining amounts to the Certificateholder as residual interestholder under the Trust Agreement.

Section 7.06.      Reserve Fund.

(a)            On the Closing Date, the Indenture Trustee, on behalf of the Trust Depositor shall deposit the Reserve Fund Initial Deposit into the Reserve Fund from the net proceeds of the Notes.

(b)            The Servicer shall determine no later than 11:00 a.m., New York, New York time, on each Distribution Date (but after making, and taking into account, the transfers of funds contemplated in Section 7.05 above) whether there exists a Shortfall with respect to such Distribution Date. In the event that the Servicer determines that there exists a Shortfall, the Servicer shall direct the Indenture Trustee no later than 1:00 p.m., New York, New York time, on such Distribution Date to remit monies from the Reserve Fund in the following order of priority: first, to the Note Distribution Account the amount of such Shortfall relating to the Note Interest Distributable Amount, for such Distribution Date, and second, to the Note Distribution Account, the amount of such Shortfall relating to the Principal Distributable Amount.

33

(c)            The Indenture Trustee shall at the written direction of the Servicer invest the funds in the Reserve Fund in Qualified Eligible Investments selected by the Servicer. Funds in the Reserve Fund shall be invested in investments that are payable on demand or mature on or before the Business Day prior to each Distribution Date. Once such funds are invested, the Indenture Trustee shall not change the investment of such funds prior to maturity (unless directed to do so by the Servicer). Upon any such investment, the Indenture Trustee shall, consistent with the definition of Qualified Eligible Investment herein, make an appropriate notation of the security interest in such Qualified Eligible Investment on the Indenture Trustee’s records, by book entry or otherwise. All income and gain realized from any such investments as well as any interest earned on Reserve Fund Deposits shall be deposited and retained in the Reserve Fund (subject to Section 7.06(e)). Losses, if any, realized on amounts in the Reserve Fund invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Reserve Fund invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Reserve Fund. Neither the Trust Depositor nor the Indenture Trustee shall be liable for the amount of any loss incurred in respect of any investment, or lack of investment, of funds held in the Reserve Fund. All income or loss on funds held in the Reserve Fund shall be taxable to the Certificateholder.

(d)            Any Excess Amounts will be applied as provided in Section 7.05(a)(vii) to increase the balance of the Reserve Fund to the Specified Reserve Fund Balance.

(e)            On each Distribution Date on which the amount on deposit in the Reserve Fund (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) exceeds the Specified Reserve Fund Balance, the Indenture Trustee shall release such excess amounts to the Trust Depositor.

Section 7.07.      [Reserved].

Section 7.08.      Purchase of Contracts for Breach of Representations and Warranties.

(a)            If the Trust Depositor (i) has knowledge of a breach of a representation or warranty of the Seller as set forth in Exhibit J hereto, (ii) receives notice from the Issuer, the Owner Trustee or the Indenture Trustee of a breach of a representation or warranty of the Seller as set forth in Exhibit J hereto, (iii) receives a Repurchase Request from the Owner Trustee or the Indenture Trustee for a Contract or (iv) receives a Review Report that indicates a Test Fail for a Contract, then, in each case, the Trust Depositor will investigate the Contract to confirm the breach and determine if the breach has a material adverse effect on the Contract.  None of the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or the Administrator will have an obligation to investigate whether a breach of any representation or warranty has occurred or whether any Contract is required to be repurchased under this Section 7.08.

(b)            Upon a discovery by the Servicer, the Trust Depositor or the Trustees of a breach of a representation or warranty of the Seller as set forth in Exhibit J hereto that materially adversely affects the Trust’s interest in such Contract (without regard to the benefits of the Reserve Fund), the party discovering the breach shall give prompt written notice to the other parties; provided, that the Trustees shall have no duty or obligation to inquire or to investigate the breach by the Seller of any of such representations or warranties. The Trust Depositor shall reacquire from the Trust, and the Trust Depositor shall cause the Seller to reacquire from the Trust Depositor, as provided in the Transfer and Sale Agreement and in accordance with this Section 7.08, a Contract at its Purchase Price (which shall be deposited into the Collection Account), not later than two Business Days prior to the first Distribution Date after the last day of the calendar month in which the Trust Depositor or the Seller become aware or receive written notice from the Trustees, the Servicer or the Trust Depositor of any breach of a representation or warranty of the Seller set forth in Article III of the Transfer and Sale Agreement that materially and adversely affects such Contract or the Trust’s interest in such Contract and which breach has not been cured; provided, however, that with respect to any Contract described on the List of Contracts with respect to an incorrect unpaid Principal Balance which the Seller would otherwise be required to reacquire under the Transfer and Sale Agreement, the Seller may, in lieu of reacquiring such Contract, deposit in the Collection Account, not later than one Business Day prior to the first Distribution Date after the last day of the calendar month in which the Seller becomes aware of such inaccuracy, cash in an amount sufficient to cure any deficiency or discrepancy; and provided further that with respect to a breach of representation or warranty relating to the Contracts in the aggregate and not to any particular Contract the Seller may select Contracts (without adverse selection) to reacquire such that had such Contracts not been included as part of the Trust Corpus there would have been no breach of such representation or warranty.

34

(c)            If the Servicer determines in good faith that the representation and warranty of the Seller as set forth in Section 2(i) of Exhibit J hereto may have been violated with respect to one or more Contracts, and that amendment of the terms of such Contract(s) could better ensure compliance with applicable laws and if the Seller shall have notified the Servicer in writing of its intention to amend the terms of such Contract(s) to ensure compliance with applicable laws upon reacquisition pursuant to this Section 7.08(c) and the Transfer and Sale Agreement, the Servicer shall give prompt written notice of such determination to the other parties. The Trust Depositor shall reacquire from the Trust, and the Trust Depositor shall cause the Seller to reacquire from the Trust Depositor, as provided in the Transfer and Sale Agreement and in accordance with this Section 7.08, a Contract at its Purchase Price (which shall be deposited into the Collection Account), not later than two Business Days prior to the first Distribution Date after the last day of the calendar month in which the Trust Depositor and the Seller receive the written notice from the Servicer described above; provided, however, that no Contract shall be reacquired pursuant to this Section 7.08(b) if, after giving effect to such reacquisition, the aggregate Principal Balance of the Contracts so reacquired, measured as of the Cutoff Date, would exceed 10% of the Pool Balance as of the Cutoff Date. For the avoidance of doubt, this provision does not limit the obligation of the Seller to repurchase any Contract for which there is a breach of a representation or warranty of the Seller as set forth in Exhibit J and there shall be no limitation on the Principal Balance or the number of Contracts that are required to be repurchased by the Seller in connection with a breach of a representation or warranty of the Seller as set forth in Exhibit J.

(d)            Notwithstanding any other provision of this Agreement, the obligations of the Seller under the Transfer and Sale Agreement and described in this Section 7.08 shall not terminate or be deemed released by any party hereto upon a Servicing Transfer pursuant to Article Eight. The reacquisition obligations described in this Section 7.08 are in no way to be satisfied with monies on deposit in the Reserve Fund. The sole remedy of the Issuer, the Trustees, and the Noteholders against the Seller with respect to a breach of a representation or warranty of the Seller shall be to require the Seller to reacquire the related Contract pursuant to this Section 7.08.

Section 7.09.      Reassignment of Reacquired Contracts. Upon receipt by the Indenture Trustee for deposit in the Collection Account of the Purchase Price as described in Section 7.08, Section 7.10 or Section 7.11, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit G, the Indenture Trustee shall release its lien on and the Trust shall assign to the Trust Depositor, the Seller or the Servicer, as applicable, all of the Trust’s right, title and interest in the reacquired or purchased Contract without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustees.

Section 7.10.      Servicer’s Purchase Option. On written notice to the Owner Trustee and Indenture Trustee at least 20 days prior to a Distribution Date, and provided that the Pool Balance is then less than 10% of the Pool Balance as of the Cutoff Date, the Servicer may (but is not required to) purchase on that Distribution Date all outstanding Contracts (and related Contract Assets) at a price equal to the aggregate Outstanding Amount of the Notes on the previous Distribution Date plus the aggregate of the Note Interest Distributable Amount for the current Distribution Date, the Reimbursement Amount (if any) as well as accrued and unpaid Monthly Servicing Fees and the Indenture Trustee Fee to the date of such purchase. Such price shall be deposited in the Collection Account not later than one (1) Business Day before such Distribution Date, against the Owner Trustee’s and Indenture Trustee’s release of the Contracts and the Contract Files to the Servicer.

35

Section 7.11.      Purchase of Contracts for Breach of Servicing Obligations. Upon a discovery by the Servicer or the Trustees of a breach of any of the covenants of the Servicer set forth in Sections 5.02, 5.06 or 5.09 that materially adversely affects the Trust’s interest in a Contract (without regard to the benefits of the Reserve Fund), the party discovering the breach shall give prompt written notice to the other parties; provided that the failure to maintain perfection of the security interest in the Motorcycle securing a Contract in accordance with Section 5.09, shall be deemed to be a breach materially and adversely affecting the Trust’s interest in the Contract or in the related Contracts; provided, further, that the Trustees shall have no duty or obligation to inquire or to investigate the breach by the Servicer of any of such covenants. The Servicer, in accordance with this Section 7.11, shall purchase such Contract at its Purchase Price, two Business Days prior to the first Distribution Date after the last day of the calendar month in which the Servicer becomes aware, or receives written notice from the Trustees of any breach described in the preceding sentence which breach has not been cured; provided, however, that with respect to a breach of any of the covenants of the Servicer set forth in Sections 5.02, 5.06 or 5.09 relating to the Contracts in the aggregate and not to any particular Contract the Servicer may select Contracts (without adverse selection) to purchase such that had such Contracts not been included as part of the Trust Corpus there would have been no breach of such covenant. Notwithstanding any other provision of this Agreement, the obligation of the Servicer described in this Section 7.11 shall not terminate or be deemed released by any party hereto upon a Servicing Transfer pursuant to Article Eight. The purchase obligation described in this Section 7.11 is in no way to be satisfied with monies in the Reserve Fund. Upon Servicer’s payment of the Purchase Price of the Contract, any Event of Termination pursuant to Section 8.01(b) arising as a result of the Servicer’s breach of any of the covenants set forth in Sections 5.02, 5.06 or 5.09 with respect to such Contract shall be deemed not to have occurred.

Section 7.12.      Dispute Resolution.

(a)            If the Issuer, the Owner Trustee, the Indenture Trustee (acting at the written direction of a Noteholder) or a Noteholder (the “Requesting Party”) requests that the Trust Depositor and/or the Seller repurchase a Contract due to an alleged breach of a representation and warranty set forth on Exhibit J hereto or in Section 3.02 of the Sale and Transfer Agreement (each, a “Repurchase Request”), and the Repurchase Request has not been resolved within 180 days after the Trust Depositor or the Seller receives the Repurchase Request, the Requesting Party, including a Beneficial Owner of a Note, may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration.  The Requesting Party must start the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization within 90 days after the end of the 180-day period.  The Trust Depositor and the Seller agree to participate in the dispute resolution method selected by the Requesting Party.

(b)            If the Requesting Party selects mediation for dispute resolution:

(i)             The mediation will be administered by the ADR Organization using its ADR Rules.  However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 7.12, the procedures in this Section 7.12 will control.

(ii)            A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules.  The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

36

(iii)           The mediation will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.

(iv)           Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v)            If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Repurchase Request to arbitration under this Section 7.12 or may commence legal proceedings to resolve the dispute.

(c)	If the Requesting Party selects arbitration for dispute resolution:

(i)             The arbitration will be administered by the ADR Organization using its ADR Rules.  However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 7.12, the procedures in this Section 7.12 will control.

(ii)            A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules.  The arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.  The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration.  Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule.   The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iii)           The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party.  Discovery will be completed within 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions.  However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary.  Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief.  The evidentiary hearing on the merits will start no later than 60 days after selection of the arbitrator and will proceed for no more than six consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination.  The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv)           The arbitrator will make its final determination no later than 90 days after its selection.  The arbitrator will resolve the dispute according to the terms of this Agreement and the other Transaction Documents, and may not modify or change this Agreement or the other Transaction Documents in any way.  The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them.  In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion.  The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties.  The final determination of the arbitrator in binding arbitration will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

37

(v)            By selecting binding arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(vi)            The Requesting Party may not bring a putative or certificated class action to arbitration.  If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d)	For each mediation or arbitration:

(i)             Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Trust Depositor or the Seller.  Any party or witness may participate by teleconference or video conference.

(ii)            The Trust Depositor, the Seller and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii)           Neither the Trust Depositor nor the Seller will be required to produce personally identifiable customer information for purposes of any mediation or arbitration.  The existence and details of any unresolved Repurchase Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding.  The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 7.12), except as required by law, regulatory requirement or court order.  If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

(iv)           For the avoidance of doubt, the Indenture Trustee shall not be deemed to be a Requesting Party in its individual capacity, but solely acting in its capacity as Indenture Trustee, on behalf of the requesting Noteholders.

38

ARTICLE Eight

EVENTS OF TERMINATION; SERVICE TRANSFER

Section 8.01.      Events of Termination. “Event of Termination” means the occurrence of any of the following:

(a)            Any failure by the Servicer to make any payment or deposit required to be made with respect to the Notes hereunder and the continuance of such failure for a period of four Business Days after the date on which a Servicing Officer discovers such failure or the Indenture Trustee provides written notice of such failure to the Servicer;

(b)            Failure on the Servicer’s part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement the breach of which is specifically addressed elsewhere in this Section) which failure shall (i) materially and adversely affect the rights of Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Owner Trustee or the Indenture Trustee or (B) to the Servicer and to the Indenture Trustee by the Holders of not less than 25% of the aggregate Outstanding Amount of the Notes;

(c)            An involuntary case under any applicable bankruptcy, insolvency or other similar law shall have been commenced in respect of the Servicer or Trust Depositor and shall not have been dismissed within 90 days, or a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of either the Servicer or Trust Depositor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of either the Servicer or Trust Depositor, or for any substantial liquidation or winding up of their respective affairs;

(d)            The Servicer or Trust Depositor shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or Trust Depositor, as the case may be, or for any substantial part of their respective property, or shall have made any general assignment for the benefit of their respective creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

(e)            Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to have been incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer by the Indenture Trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

Section 8.02.      Waiver of Event of Termination. The Required Holders may, by written notice delivered to the parties hereto, waive any Event of Termination other than an Event of Termination described in Section 8.01(a).

Section 8.03.      Servicing Transfer. (a)  If an Event of Termination has occurred and is continuing and has not been waived pursuant to Section 8.02, (i) the Required Holders or (ii) the Indenture Trustee may, by written notice delivered to the parties hereto, terminate all (but not less than all) of the Servicer’s management, administrative, servicing, custodial and collection functions hereunder (provided, however, that any indemnification obligations of the Servicer that arose prior to such termination shall survive) (such termination being herein called a “Servicing Transfer”).

39

(b)            Upon receipt of the notice required by Section 8.03(a) (or, if later, on a date designated therein), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise, shall pass to and be vested in the Indenture Trustee (the “Successor Servicer”); and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts. The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Contracts in such electronic form as the Successor Servicer may reasonably request and (ii) any Contract Files in the Servicer’s possession. In addition, the Servicer shall permit access to its premises (including all computer records and programs) to the Successor Servicer or its designee, and shall pay the reasonable transition expenses of the Successor Servicer. Upon a Servicing Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee for performing the obligations of the Servicer.

Section 8.04.      Successor Servicer to Act; Appointment of Successor Servicer. On or after a Servicing Transfer pursuant to Section 8.03, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement, to the extent provided in Section 8.06, and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicing Transfer; provided, however, that (i) the Successor Servicer will not assume any obligations of the Servicer described in Section 8.08 and (ii) the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Servicing Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any related document or agreement. Notwithstanding the above, if the Successor Servicer is legally unable or unwilling to act as Servicer, the Indenture Trustee or the Required Holders may appoint a successor servicer (other than the original Servicer or an Affiliate of the original Servicer) to act as Servicer. As compensation therefor, the successor servicer shall be entitled to receive reasonable compensation equal to the Servicing Fee. The Owner Trustee, Noteholders and the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession; provided, however, that the Indenture Trustee shall not be required to make payment for compensation or any other payment in order to effectuate such succession. To the extent the terminated Servicer has made Advances, it shall be entitled to reimbursement of the same notwithstanding its termination hereunder, to the same extent as if it had continued to service the Contracts hereunder.

Section 8.05.      Notification to Noteholders. (a)  Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustees, the Trust Depositor and each Rating Agency at the addresses described in Section 11.04 hereof and to the Noteholders at their respective addresses appearing on the Note Register.

(b)            Within 10 days following any termination or appointment of a Successor Servicer pursuant to this Article Eight, the Issuer shall give written notice thereof to each Rating Agency and the Trust Depositor at the addresses described in Section 11.04 hereof, and to the Noteholders at their addresses appearing on the Note Register.

40

(c)            As provided in Section 8(f) of the Administration Agreement, the Successor Servicer shall become the “Administrator” thereunder.

Section 8.06.      Effect of Transfer. (a)  After a Servicing Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Contracts and the Successor Servicer appointed pursuant to Section 8.04 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

(b)            A Servicing Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer) other than those relating to the management, administration, servicing, custody or collection of the Contracts.

Section 8.07.      Database File. The Servicer will provide the Successor Servicer with a data file (in a format reasonably acceptable to the Indenture Trustee and the Servicer) containing the database file for each Contract (i) as of the Cutoff Date, (ii) thereafter, as of the last day of the preceding Due Period on each Determination Date prior to a Servicing Transfer, and (iii) on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Servicing Transfer.

Section 8.08.      Successor Servicer Indemnification. The Servicer shall defend, indemnify and hold the Successor Servicer and any officers, directors, employees or agents of the Successor Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees, and expenses that the Successor Servicer may sustain in connection with the claims asserted at any time by third parties against the Successor Servicer which result from (i) any willful or grossly negligent act taken or omission by the Servicer or (ii) a breach of any representations of the Servicer in Section 3.02 hereof. The indemnification provided by this Section 8.08 shall survive the termination of this Agreement.

Section 8.09.      Responsibilities of the Successor Servicer. The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.

The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as applicable and deemed necessary by the Successor Servicer at such time): (i) imaged Contract documentation, (ii) servicing system tapes, (iii) Contract payment history, (iv) collections history, and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Contract information.

The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Trust Depositor or the Trustees, or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Contract with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Contract.

41

Section 8.10.      Limitation of Liability of Servicer. (a)  Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b)            Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Contracts in accordance with this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Transaction Documents and the rights and duties of the parties to the Transaction Documents and the interests of the Noteholders under the Indenture. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer and the Servicer will not be entitled to be reimbursed therefor.

Section 8.11.      Merger or Consolidation of Servicer. Any Person into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all or substantially all of the servicing business of the Servicer (which Person assumes the obligations of the Servicer), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall give prior written notice of any such merger, consolidation, or succession to which it is a party to the Issuer, the Owner Trustee, the Indenture Trustee and the Rating Agencies.

Section 8.12.      Servicer Not to Resign. Subject to the provisions of Section 8.03, Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Servicer shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor servicer shall have assumed the responsibilities and rights of the predecessor Servicer in accordance with Section 8.04.

Section 8.13.      Appointment of Subservicer. So long as Harley-Davidson Credit Corp. acts as the Servicer, the Servicer may at any time without notice or consent perform specific duties as servicer under this Agreement through subcontractors; provided, however, that, in each case, no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties, as to which the Servicer shall remain primarily responsible with respect thereto.

42

ARTICLE Nine

REPORTS

Section 9.01.      Monthly Reports. No later than 11:00 a.m., New York, New York time, two Business Days prior to each Distribution Date, the Servicer shall deliver to the Trustees and each Rating Agency a Monthly Report.

Section 9.02.      Officer’s Certificate. Each Monthly Report delivered pursuant to Section 9.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit D, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

Section 9.03.      Other Data. In addition, the Trust Depositor and the Servicer shall, upon the request of the Trustees or a Rating Agency, furnish the Trustees, or such Rating Agency, as the case may be, such underlying data as may be reasonably requested.

Section 9.04.      Report on Assessment of Compliance with Servicing Criteria and Attestation; Annual Officer’s Certificate.

(a)	The Servicer will:

(i)             deliver to the Indenture Trustee and each Rating Agency within 90 days after the end of each calendar year a report on its assessment of compliance with the servicing criteria applicable to it during the preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act;

(ii)            cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Indenture Trustee and each Rating Agency within 90 days after the end of each calendar year an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, as applicable, on the Servicer’s assessment of compliance with servicing criteria with respect to the prior calendar year; and

(iii)           deliver to the Indenture Trustee and each Rating Agency within 90 days after the end of each calendar year, an Officer’s Certificate to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or, in the case of the first certificate, since the Closing Date) and of its performance under this Agreement has been made under the supervision of the officer signing such certificate and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled in all material respects all of its obligations under this Agreement throughout such calendar year (or applicable portion of such calendar year), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of such failure.

(b)            If the Trust is not required to file periodic reports under the Exchange Act, or otherwise required by law to file the reports described in clause (a) above, such reports may be delivered on or before April 30 of each calendar year. A copy of such reports may be obtained by any Noteholder by a request in writing to the Indenture Trustee.

43

Section 9.05.      Monthly Reports to Noteholders. (a)  On or before two Business Days prior to each Distribution Date, the Servicer shall prepare and, concurrently with each distribution pursuant to Article Seven, deliver to the Indenture Trustee, in its capacity as Note Registrar and Paying Agent, to forward or otherwise make available via internet to each Noteholder, a statement as of the related Distribution Date substantially in the form of Exhibit I hereto (the “Monthly Report”) setting forth at least the following information:

(i)             the amount of Noteholders’ principal distribution;

(ii)            the amount of Noteholders’ interest distribution;

(iii)           the amount of fees payable out of the Trust, separately identifying the Monthly Servicing Fee, the Asset Representations Reviewer Fee and the Indenture Trustee Fee;

(iv)           the amount of any Note Interest Carryover Shortfall on such Distribution Date and the change in such amount with respect to the immediately preceding Distribution Date;

(v)            the Note Pool Factor for each Class of Notes as of such Distribution Date;

(vi)           the amount of the distributions described in (i) or (ii) above payable pursuant to a claim on the Reserve Fund or from any other source not constituting Available Monies and the amount remaining in the Reserve Fund after giving effect to all deposits and withdrawals from the Reserve Fund on such Distribution Date;

(vii)          [reserved];

(viii)         [reserved];

(ix)            the remaining Outstanding Amount of each Class of Notes after giving effect to the distribution of principal to each Class of Notes to be made on such Distribution Date;

(x)            the number and aggregate Principal Balance of Contracts delinquent 30-59 days, 60-89 days, 90-119 days and 120 or more days, assuming 30-day months, computed as of the end of the related Due Period;

(xi)           the number and aggregate Principal Balance of Contracts that became Liquidated Contracts during the related Due Period, the Net Liquidation Proceeds for such Due Period and the Net Liquidation Losses as of such Distribution Date;

(xii)          [reserved];

(xiii)         the number of Contracts and the aggregate Principal Balance of such Contracts, as of the first day of the related Due Period and as of the last day of the related Due Period (after giving effect to payments received during such Due Period);

(xiv)         the aggregate Principal Balance and number of Contracts that were reacquired by the Seller pursuant to the Transfer and Sale Agreement during the related Due Period, identifying the Purchase Price for such Contracts;

(xv)          the aggregate Principal Balance and number of Contracts that were repurchased by the Depositor or purchased by the Servicer pursuant to this Agreement during the related Due Period, identifying the Purchase Price for such Contracts;

44

(xvi)         the amount of Advances made by the Servicer in respect of the related Contracts and such Distribution Date and the amount, if any, of unreimbursed Advances in respect of prior Distribution Dates; and

(xvii)        such other customary factual information as is available to the Servicer as the Servicer deems necessary and can reasonably obtain from its existing database to enable the Noteholders and the Certificateholder to prepare their tax returns.

(b)            [Reserved].

(c)            The Indenture Trustee will make the statement to Noteholders available each month to Noteholders and other parties to the Transaction Documents via the Indenture Trustee’s internet website, which is presently located at http://sf.citidirect.com.

Persons who are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Indenture Trustee at (713) 693-6677. The Indenture Trustee shall have the right to change the way the statement to Noteholders is distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Noteholders. The Indenture Trustee shall provide timely and adequate notification to all above parties and to the Noteholders regarding any such change.

In connection with any electronic transmissions of information, including without limitation, the use of electronic mail or internet or intranet websites, the systems used in such transmissions are not fully tested by the Indenture Trustee and may not be completely reliable as to stability, robustness and accuracy. Accordingly, the parties hereto acknowledge and agree that information electronically transmitted as described herein may not be relied upon as timely, accurate or complete and that the Indenture Trustee shall have no liability hereunder in connection with such information transmitted electronically. The parties hereto further acknowledge that any and all systems, software or hardware utilized in posting or retrieving any such information are utilized on an “as is” basis without representation or warranty as to the intended uses of such systems, software or hardware. The Indenture Trustee makes no representation or warranty that the systems and the related software used in connection with the electronic transmission of information are free and clear of threats known as software and hardware viruses, time bombs, logic bombs, Trojan horses, worms, or other malicious computer instructions, intentional devices or techniques which may cause a component or system to become erased, damaged, inoperable, or otherwise incapable of being used in the manner to which it is intended, or which would permit unauthorized access thereto.

45

Section 9.06.      Regulation AB.

The parties hereto acknowledge that certain requirements of Regulation AB and interpretations thereof may change over time, whether due to interpretive guidance provided by the Securities and Exchange Commission or its staff, consensus among participants in the asset backed securities markets, advice of counsel, or otherwise, and agree to comply with reasonable requests (which are practical from a timing perspective) made by the Trust Depositor or the Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection therewith, the Owner Trustee and the Indenture Trustee shall reasonably cooperate with the Servicer in connection with the satisfaction of the Trust Depositor’s and the Trust’s reporting requirements under the Exchange Act, subject to reimbursement of expenses in accordance with the Transaction Documents.

Section 9.07.      Information to Be Provided by the Indenture Trustee.

(a)            As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Exchange Act, commencing in 2025, the Indenture Trustee shall:

(i)             deliver to the Servicer a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit E or such criteria as mutually agreed upon by the Servicer and the Indenture Trustee;

(ii)            deliver to the Servicer a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii)           deliver to the Servicer and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) (a “Sarbanes Certification”) on behalf of the Issuer or the Servicer a certification substantially in the form attached hereto as Exhibit F in such form as mutually agreed upon by the Servicer and the Indenture Trustee.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Securities and Exchange Commission.

Section 9.08.      Exchange Act Reporting.

(a)            Form 10-D Filings. So long as the Issuer is required to report under the Exchange Act, no later than each Distribution Date, each of the Indenture Trustee and the Owner Trustee shall notify the Servicer of any Form 10-D Disclosure Item with respect to such Person (to the extent there is any Form 10-D Disclosure Item), together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Servicer.

(b)            Form 8-K Filings. So long as the Issuer is required to report under the Exchange Act, each of the Indenture Trustee and the Owner Trustee shall promptly notify the Servicer, but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which such Person (or in the case of the Owner Trustee and the Indenture Trustee, a Responsible Officer of such Person) has actual knowledge. Each Person shall have actual knowledge of any such event only to the extent that it relates to such Person or any action or failure to act by such Person.

46

(c)            Form 10-K Filings. So long as the Issuer is required to report under the Exchange Act, no later than March 15 of each year, commencing in 2025, the Indenture Trustee and the Owner Trustee shall notify the Servicer of any Form 10-K Disclosure Item known to any Responsible Officer thereof or relating to the Indenture Trustee or Owner Trustee, as applicable, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Servicer.

(d)            Form ABS-15G Filings. So long as any Note remains outstanding, no later than 30 days after the end of each calendar quarter, (1) the Indenture Trustee shall notify the Servicer of any Noteholder requests for a repurchase of contracts for breach of representation of warranty, as described in Section 7.08(a) herein, and (2) the Servicer shall notify the Trust Depositor of any notifications under subsection (1) of this paragraph and of any fulfilled and unfulfilled requests by the Indenture Trustee for the repurchase of contracts for breach of representation of warranty, as described in Section 7.08(a) herein. Promptly upon reasonable request by the Seller or Trust Depositor, the Indenture Trustee shall facilitate compliance by the Seller or the Trust Depositor, as the case may be, with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Indenture Trustee be deemed to be a “securitizer” as defined in Section 15G(a) of the Exchange Act with respect to the transactions contemplated by the Transaction Documents, nor shall it have any responsibility for making any filing to be made by a securitizer under the Exchange Act or Regulation AB with respect to the transactions contemplated by the Transaction Documents.

ARTICLE Ten

TERMINATION

Section 10.01.      Sale of Trust Assets.

(a)            [Reserved].

(b)            As described in Article Nine of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

(c)            Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholder will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

47

ARTICLE Eleven

MISCELLANEOUS

Section 11.01.         Amendment.

(a)            This Agreement may be amended by the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee on behalf of the Issuer, collectively, without the consent of any Securityholders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement which are inconsistent with the provisions herein or in the Prospectus, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement or the Prospectus, and (ii) to add or provide any credit enhancement for any Class of Notes; provided, however that any such action described in clause (i) above shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Securityholder that has not consented to such action.

(b)            This Agreement may also be amended from time to time by the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee on behalf of the Issuer, with the consent of the Required Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that no such amendment shall, without the consent of the Holders of all Notes of the relevant Classes then outstanding, (i)(A) reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on any Contracts or distributions that shall be required to be made on any Note, or (B) change any Interest Rate, (ii) adversely affect the priority of payment of principal or interest to the Noteholders of any Class, or (iii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment, or any waiver pursuant to this Agreement.

(c)            Prior to the execution of any amendment or consent pursuant to this Section 11.01, the Issuer shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to each Rating Agency.

(d)            Promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder. It shall not be necessary for the consent of Noteholders or Certificateholder pursuant to Section 11.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Noteholders or Certificateholder of the execution thereof shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(e)            Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s or the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 11.02.         Protection of Title to Trust.

(a)            The Servicer shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Issuer, the Securityholders and the Indenture Trustee in the Contracts and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Trust Depositor authorizes the Trust to file financing statements describing the Trust Corpus as collateral.

(b)            Neither the Seller, the Trust Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 4.02 seriously misleading within the meaning of § 9-507 of the UCC, unless it shall have given the Issuer, the Owner Trustee and the Indenture Trustee at least 30 days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements.

(c)            The Seller and the Trust Depositor shall give the Issuer, the Owner Trustee and the Indenture Trustee at least 30 days’ prior written notice of any change in its state of incorporation. The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States.

(d)            The Servicer shall maintain or cause to be maintained accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in or credited to the Collection Account in respect of each Contract.

(e)            The Servicer shall maintain or cause to be maintained its computer systems so that, from and after the time of transfer under this Agreement of the Contracts, the Servicer’s master computer records (including any backup archives) that shall refer to a Contract indicate clearly the interest of the Issuer and the Indenture Trustee in such Contract and that such Contract is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer’s ownership of and the Indenture Trustee’s interest in a Contract shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Contract shall have been paid in full or reacquired or, in the case of the Indenture Trustee’s interest, when the Indenture shall have been discharged.

(f)             If at any time the Trust Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in promissory notes and security agreements to any prospective purchaser, lender or other transferee, the Servicer shall give or cause to be given to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been transferred and is owned by the Issuer and has been pledged to the Indenture Trustee.

(g)            The Servicer shall permit the Owner Trustee and its agents, at any time during normal business hours, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Contract.

(h)            Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee, within five Business Days, a list of all Contracts then held as part of the Trust Estate, together with a reconciliation of such list to the List of Contracts and to the most recent Monthly Report furnished before such request indicating any removal of Contracts from the Trust Corpus.

(i)             The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Section 11.03.         Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties under the Agreement shall be determined in accordance with such laws.

Section 11.04.         Notices. All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) upon receipt when sent through an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(i)	If to the Issuer:

Harley-Davidson Motorcycle Trust 2024-B

c/o Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Administration

with a copy to:

Harley-Davidson Credit Corp.

9850 Double R Blvd., Suite 200

Reno, Nevada 89521

Attention: David Viney, Vice President and Treasurer

Electronic Mail: david.viney@harley-davidson.com

(ii)	If to the Servicer, Administrator or Seller:

Harley-Davidson Credit Corp.

9850 Double R Blvd., Suite 200

Reno, Nevada 89521

Attention: David Viney, Vice President and Treasurer

Electronic Mail: david.viney@harley-davidson.com

(iii)	If to the Trust Depositor:

Harley-Davidson Customer Funding Corp.

9850 Double R Boulevard, Suite 200

Reno, Nevada 89521

Attention: David Viney, Vice President and Treasurer

Electronic Mail: david.viney@harley-davidson.com

with a copy to:

Harley-Davidson Credit Corp.

9850 Double R Blvd., Suite 200

Reno, Nevada 89521

Attention: David Viney, Vice President and Treasurer

Electronic Mail: david.viney@harley-davidson.com

(iv)	If to the Indenture Trustee:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Agency & Trust HDMOT 2024-B

Telecopier No.: (713) 693-6677

(v)	If to the Owner Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Administration

Telecopier No.: (302) 636-4140

(vi)	If to Moody’s:

Moody’s Investors Service, Inc.

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Attention: ABS Monitoring Department

Telecopier No.: (212) 298-7139

Electronic Mail: servicerreports@moodys.com

(vii)	If to Fitch:

Fitch Ratings, Inc.

One State Street

New York, New York 10004

Attention: Asset Backed Securities Group

Email: notifications.abs@fitchratings.com

(viii)	If to Asset Representation Reviewer:

Clayton Fixed Income Services LLC

720 S. Colorado Blvd., Suite 200

Glendale, Colorado 80246

Attention: Legal Department

Electronic Mail: ARRNotices@clayton.com

With a copy to:

Electronic Mail: legal@covius.com

(ix)	If to the Underwriters:

At the address set forth in the Underwriting Agreement

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 11.05.         Severability of Provisions. If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

Section 11.06.         Assignment. Notwithstanding anything to the contrary contained herein, but except as provided in Sections 6.03, 8.03, 8.11, and 8.12, this Agreement may not be assigned by the Trust Depositor or the Servicer without the prior written consent of Noteholders aggregating not less than 66-2/3% of each Class.

Section 11.07.         Third Party Beneficiaries. Except as otherwise specifically provided herein, no third party shall be deemed a third party beneficiary of this Agreement. Without limiting the generality of the foregoing, the Obligors are not third party beneficiaries of this Agreement.

Section 11.08.         Counterparts; Originals. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument. The words “execution”, “signed”, “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any State law based on the Uniform Electronic Transactions Act or the UCC.

Section 11.09.         Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.10.         No Bankruptcy Petition; Disclaimer and Subordination. (a) Each of the Seller, the Indenture Trustee, the Servicer and each Holder (by acceptance of the applicable Securities) covenants and agrees that, prior to the date that is one year and one day after the payment in full of all amounts owing in respect of all outstanding Securities, it will not institute against the Trust Depositor, or the Trust, or join any other Person in instituting against the Trust Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 11.10 will survive the termination of this Agreement.

(b)            The Trust acknowledges and agrees that each Certificate represents a beneficial interest in the Trust and Trust Corpus only and the Securities do not represent an interest in any assets of the Trust Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Corpus and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent that the Trust Depositor enters into other securitization transactions, the Trust acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein), other than the Contracts and other assets included in the Trust Estate, conveyed or purported to be conveyed (whether by way of a sale, capital contribution or by the granting of a Lien) by the Trust Depositor to any Person other than the Trust (the “Other Assets”).

To the extent that notwithstanding the agreements contained in this Section, the Trust or any Securityholder, either (i) asserts an interest in or claim to, or benefit from any Other Assets, whether asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, or (ii) is deemed to have any interest, claim or benefit in or from any Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including without limitation pursuant to Section 1111(b) of the federal Bankruptcy Code, as amended) and whether deemed asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, then the Trust and each Securityholder by accepting a Note or Certificate further acknowledges and agrees that any such interest, claim or benefit in or from the Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Trust Depositor which, under the terms of the documents relating to the securitization of the Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution under applicable law, including insolvency laws, and whether asserted against the Trust Depositor or any other Person owned by the Trust Depositor) including, without limitation, the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Securityholder is deemed to have acknowledged and agreed that no adequate remedy at law exists for a breach of this Section 11.10 and that the terms and provisions of this Section 11.10 may be enforced by an action for specific performance.

(c)            The provisions of this Section 11.10 shall be for the third party benefit of those expressly entitled to rely thereon and shall survive the termination of this Agreement.

Section 11.11.         Limitation of Liability of Owner Trustee and Indenture Trustee.

(a)            Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Wilmington Trust, National Association solely in its capacity as Owner Trustee of the Issuer, and in no event shall or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

(b)            Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Citibank, N.A. solely as Indenture Trustee, and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HARLEY-DAVIDSON MOTORCYCLE TRUST 2024-B

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Printed Name: Cynthia L. Major
Title: Vice President

HARLEY-DAVIDSON CUSTOMER FUNDING CORP., as Trust Depositor

By:
Printed Name: David Viney
Title: Vice President and Treasurer

HARLEY-DAVIDSON CREDIT CORP., as Servicer

By:
Printed Name: David Viney
Title: Vice President and Treasurer

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Printed Name: Jacqueline Suarez
Title: Senior Trust Officer

Signature Page to Sale & Servicing Agreement

Exhibit A

[Form of Assignment]

In accordance with the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of September 1, 2024 made by and between the undersigned, as Trust Depositor (“Trust Depositor”), Harley-Davidson Credit Corp., as Servicer (“HDCC”), Citibank, N.A., as Indenture Trustee and Harley-Davidson Motorcycle Trust 2024-B (the “Trust”), as assignee thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to the Trust (i) all right, title and interest of the Trust Depositor in and to the Contracts listed on the List of Contracts delivered on the Closing Date (including, without limitation, all security interests created thereunder), (ii) all rights of the Trust Depositor to payments which are collected pursuant to the Contracts after the Cutoff Date, including any liquidation proceeds therefrom, (iii) all rights of the Trust Depositor under any theft, physical damage, credit life, disability or other individual insurance policy (and rights under any applicable “forced placed” policy, if any), any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights of the Trust Depositor in the Lockbox, the Lockbox Account and related Lockbox Agreement to the extent they relate to such Contracts (but excluding payments received on or before the Cutoff Date), (vii) all rights (but not the obligations) of the Trust Depositor under the Transfer and Sale Agreement, including but not limited to the Trust Depositor’s rights under Article V thereof, (viii) all remittances, deposits and payments made into the Trust Accounts from time to time and amounts in the Trust Accounts from time to time (and any investments of such amounts), (ix) all rights of the Trust Depositor to certain rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items financed under such Contracts, and (x) all proceeds and products of the foregoing.

This Assignment is made pursuant to and in reliance upon the representation and warranties on the part of the undersigned contained in Article Three of the Sale and Servicing Agreement and no others.

Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Sale and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this _____ day of _____________.

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

By:
Printed Name:
Title:

A-1

Exhibit B

[Form of Closing Certificate of Trust Depositor]

Harley-Davidson Customer Funding Corp.

Officer’s Certificate

The undersigned certifies that [s]he is [___________] of Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Trust Depositor”), and that as such is duly authorized to execute and deliver this certificate on behalf of the Trust Depositor in connection with the Sale and Servicing Agreement (the “Agreement”) dated as of September 1, 2024 (the “Effective Date”) by and among the Trust Depositor, Citibank, N.A. (the “Indenture Trustee”), as Indenture Trustee, Harley-Davidson Credit Corp. (“Harley-Davidson Credit”), as Servicer, and Harley-Davidson Motorcycle Trust 2024-B (“Issuer”) (all capitalized terms used herein without definition have the respective meanings set forth in the Agreement), and further certifies as follows:

(1)            Attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of the Trust Depositor, together with all amendments thereto as in effect on the date hereof.

(2)            There has been no other amendment or other document filed affecting the Articles of Incorporation of the Trust Depositor since May 12, 2000, and no such amendment has been authorized by the Board of Directors or shareholders of the Trust Depositor.

(3)            Attached hereto as Exhibit II is a Certificate of the Secretary of State of the State of Nevada dated as of a recent date stating that the Trust Depositor is duly incorporated under the laws of the State of Nevada and is in good standing.

(4)            Attached hereto as Exhibit III is a true and correct copy of the By-laws of the Trust Depositor, which are in full force and effect on the date hereof.

(5)            Attached hereto as Exhibit IV is a true and correct copy of resolutions adopted pursuant to the unanimous written consent of the Board of Directors of the Trust Depositor relating to the execution, delivery and performance of the Agreement, the Transfer and Sale Agreement, the Trust Agreement, the Administration Agreement, and the Underwriting Agreement (collectively, the “Program Agreements”). Said resolutions have not been amended, modified, annulled or revoked, and are on the date hereof in full force and effect and are the only resolutions relating to these matters which have been adopted by the Board of Directors.

(6)            No event with respect to the Trust Depositor has occurred and is continuing which would constitute an Event of Termination or an event that, with notice or the passage of time or both, would become an Event of Termination under the Agreement. To the best of my knowledge after reasonable investigation, there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Trust Depositor, whether or not arising in the ordinary course of business since the respective dates as of which information is given in the Preliminary Prospectus (as defined in the Underwriting Agreement) or the Prospectus and except as set forth therein.

(7)            All federal, state and local taxes of the Trust Depositor due and owing as of the date hereof have been paid.

B-1

(8)            All representations and warranties of the Trust Depositor contained in the Program Agreements or any other related documents, or in any document, certificate or financial or other statement delivered in connection therewith are true and correct as of the date hereof.

(9)            There is no action, investigation or proceeding pending or, to my knowledge, threatened against the Trust Depositor before any court, administrative agency or other tribunal (a) asserting the invalidity of the Program Agreements; (b) seeking to prevent the consummation of any of the transactions contemplated by the Program Agreements; or (c) which is likely materially and adversely to affect the Trust Depositor’s performance of its obligations under, or the validity or enforceability of, the Program Agreements.

(10)          No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or state or federal court is required to be obtained by the Trust Depositor for the Trust Depositor’s consummation of the transactions contemplated by the Program Agreements, except such as have been obtained or made and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance of the Certificate.

(11)          The Trust Depositor is not a party to any agreements or instruments evidencing or governing indebtedness for money borrowed or by which the Trust Depositor or its property is bound (other than the Program Agreements). Neither Harley-Davidson Credit’s transfer and assignment of the Contract Assets to the Trust Depositor, the Trust Depositor’s concurrent transfer and assignment of the Trust Corpus to the Issuer, nor the concurrent pledge of the Collateral by the Issuer to the Indenture Trustee nor the issuance and sale of the Notes, nor the execution and delivery of the Program Agreements, nor the consummation of any other of the transactions contemplated therein, will violate or conflict with any agreement or instrument to which the Trust Depositor is a party or by which it is otherwise bound.

(12)          In connection with the transfer of Contracts and related collateral contemplated in the Agreement, (a) the Trust Depositor has not made such transfer with actual intent to hinder, delay or defraud any creditor of the Trust Depositor, and (b) the Trust Depositor has not received less than a reasonably equivalent value in exchange for such transfer, is not on the date thereof insolvent (nor will become insolvent as a result thereof), is not engaged (or about to engage) in a business or transaction for which it has unreasonably small capital, and does not intend to incur or believe it will incur debts beyond its ability to pay when matured.

(13)          Each of the agreements and conditions of the Trust Depositor to be performed on or before the Closing Date pursuant to the Program Agreements have been performed in all material respects.

*    *    *    *

B-2

In Witness Whereof, I have affixed my signature hereto this ___ day of _____________.

By:
Printed Name:
Title:

Exhibit C

[Form of Closing Certificate of Servicer/Seller]

HARLEY-DAVIDSON CREDIT CORP.

Officer’s Certificate

The undersigned certifies that [s]he is [_____________] of Harley-Davidson Credit Corp. (“Harley-Davidson Credit”), and that as such is duly authorized to execute and deliver this certificate on behalf of Harley-Davidson Credit, as Servicer, in connection with the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of September 1, 2024 (the “Effective Date”) by and among Harley-Davidson Credit, as Servicer, Harley-Davidson Customer Funding Corp. (“CFC”), Citibank, N.A., as Indenture Trustee and Harley-Davidson Motorcycle Trust 2024-B (“Issuer”), and as Seller in connection with the Transfer and Sale Agreement dated as of the Effective Date (the “Transfer and Sale Agreement”) by and between Harley-Davidson Credit and CFC (all capitalized terms used herein without definition having the respective meanings set forth in the Sale and Servicing Agreement), and further certifies as follows:

(1)            Attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of Harley-Davidson Credit, together with all amendments thereto as in effect on the date hereof.

(2)            There has been no other amendment or other document filed affecting the Articles of Incorporation of Harley-Davidson Credit since August 9, 1999, and no such amendment has been authorized by the Board of Directors or shareholders of Harley-Davidson Credit.

(3)            Attached hereto as Exhibit II is a Certificate of the Secretary of State of the State of Nevada dated as of a recent date, stating that Harley-Davidson Credit is duly incorporated under the laws of the State of Nevada and is in good standing.

(4)            Attached hereto as Exhibit III is a true and correct copy of the By-laws of Harley-Davidson Credit which were in full force and effect as of August 9, 1999 and at all times subsequent thereto.

(5)            Attached hereto as Exhibit IV is a true and correct copy of resolutions adopted pursuant to a unanimous written consent of the Board of Directors of Harley-Davidson Credit and relating to the authorization, execution, delivery and performance of the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Underwriting Agreement and the Administration Agreement. Said resolutions have not been amended, modified, annulled or revoked, and are on the date hereof in full force and effect and are the only resolutions relating to these matters which have been adopted by the Board of Directors.

(6)            No event with respect to Harley-Davidson Credit has occurred and is continuing which would constitute an Event of Termination or an event that, with notice or the passage of time, would constitute an Event of Termination under the Sale and Servicing Agreement. To the best of my knowledge after reasonable investigation, there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of Harley-Davidson Credit, whether or not arising in the ordinary course of business, since the respective dates as of which information is given in the Preliminary Prospectus (as defined in the Underwriting Agreement) or the Prospectus and except as set forth therein.

(7)            All federal, state and local taxes of Harley-Davidson Credit due and owing as of the date hereof have been paid.

(8)            All representations and warranties of Harley-Davidson Credit contained in the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Underwriting Agreement and the Administration Agreement (collectively, the “Program Agreements”) or in any document, certificate or financial or other statement delivered in connection therewith are true and correct as of the date hereof.

(9)            There is no action, investigation or proceeding pending or, to my knowledge, threatened against Harley-Davidson Credit before any court, administrative agency or other tribunal (a) asserting the invalidity of any Program Agreement to which Harley-Davidson Credit is a party; or (b) which is likely materially and adversely to affect Harley-Davidson Credit’s performance of its obligations under, or the validity or enforceability of, the Program Agreements.

(10)          No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or state or federal court is required to be obtained by Harley-Davidson Credit for Harley-Davidson Credit’s consummation of the transactions contemplated by the Program Agreements, except such as have been obtained or made and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Notes or the issuance of the Certificate.

(11)          Neither Harley-Davidson Credit’s transfer and assignment of the Contract Assets to CFC, CFC’s concurrent transfer and assignment of the Trust Corpus to the Issuer, nor the concurrent pledge by the Issuer of the Collateral to the Indenture Trustee, nor the issuance and sale of the Notes, the issuance of the Certificate or the entering into of the Program Agreements, nor the consummation of any other of the transactions contemplated therein, will violate or conflict with any agreement or instrument to which Harley-Davidson Credit is a party or by which it is otherwise bound.

(12)          In connection with the transfers of Contracts and related assets contemplated in the Transfer and Sale Agreement, (a) Harley-Davidson Credit has not made such transfer with actual intent to hinder, delay or defraud any creditor of Harley-Davidson Credit, and (b) Harley-Davidson Credit has not received less than a reasonably equivalent value in exchange for such transfer, is not on the date hereof insolvent (nor will Harley-Davidson Credit become insolvent as a result thereof), is not engaged (or about to engage) in a business or transaction for which it has unreasonably small capital, and does not intend to incur or believe it will incur debts beyond its ability to pay when matured.

(13)          The sole shareholder of Harley-Davidson Credit is Harley-Davidson Financial Services, Inc., a Delaware corporation, which has its chief executive office and only office in Chicago, Illinois, and has no other offices in any other state.

(14)          Each of the agreements and conditions of Harley-Davidson Credit to be performed or satisfied on or before the Closing Date under the Program Agreements has been performed or satisfied in all material respects.

(15)          Each Contract being transferred pursuant to the Transfer and Sale Agreement is evidenced by a written agreement providing for a repayment obligation as well as a security interest in the related Motorcycle securing such obligation.

(16)          Harley-Davidson Credit has not authorized the filing of any UCC financing statements listing the Contract Assets as collateral other than financing statements relating to the transactions contemplated in the Transfer and Sale Agreement.

*    *    *    *    *    *

In Witness Whereof, I have affixed my signature hereto this ___ day of [_____], 20[__]

By:
Printed Name:
Title:

Exhibit D

[Form of Servicing Officer Certification as to Monthly Report]

HARLEY-DAVIDSON CREDIT CORP.

CERTIFICATE OF SERVICING OFFICER

The undersigned certifies that [s]he is the [____________] of Harley-Davidson Credit Corp., a Nevada corporation, (the “Servicer”), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 9.02 of the Sale and Servicing Agreement (the “Agreement”) dated as of September 1, 2024 by and among Harley-Davidson Customer Funding Corp., as Trust Depositor, the Servicer and Citibank, N.A., as Trustee of Harley-Davidson Motorcycle Trust 2024-B (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

1. The Monthly Report for the period from [________], 20[__] to [________], 20[__] attached to this certificate is complete and accurate in accordance with the requirements of Sections 9.01 and 9.02 of the Agreement; and

2. As of the date hereof, no Event of Termination event that with notice or lapse of time or both would become an Event of Termination has occurred.

IN WITNESS WHEREOF, I have affixed hereunto my signature this [__] day of [____], 20[__].

HARLEY-DAVIDSON CREDIT CORP.

By:
Name:
Title:

D-1

Exhibit E

SERVICING CRITERIA TO BE ADDRESSED IN

INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria” 1:

Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	✓[2]

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	✓

[1]	Each Assessment of compliance delivered by the Indenture Trustee shall be made only toward such portion(s) of servicing criteria applicable to the Indenture Trustee and not such other portion(s) applicable to other persons.

[2]	Solely with regard to deposits made by the Indenture Trustee.

Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	✓[3]

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓

[3]	Assessment to be given by Indenture Trustee shall be only with respect to Trust Accounts maintained by the Indenture Trustee under the Sale and Servicing Agreement.

Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria
Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Exhibit F

FORM OF ANNUAL CERTIFICATION OF THE INDENTURE TRUSTEE

Dated: [                     ]

Citibank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Harley-Davidson Credit Corp. (the “Servicer”), its officers and Harley-Davidson Motorcycle Trust 2024-B (the “Issuer”), with the knowledge and intent that they will rely upon this certification, that:

(1)  It has reviewed the report on assessment of the Indenture Trustee’s compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, that was delivered by the Indenture Trustee to the Seller pursuant to the Sale and Servicing Agreement dated as of September 1, 2024, among Harley-Davidson Customer Funding Corp., the Servicer, the Indenture Trustee and the Issuer (“Indenture Trustee Information”);

(2)  To the best of its knowledge, the Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information (in making such statement, the Indenture Trustee makes no representation or warranty as to any information prepared or provided to it by a third person and upon which it relied in preparing our information); and

(3)  To the best of its knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Indenture has been provided to the Servicer.

Citibank, N.A.,
as Indenture Trustee

By:
Name:
Title:

F-1

Exhibit G

[Form of Certificate Regarding Reacquired Contracts]

Harley-Davidson Credit Corp.

Certificate Regarding Reacquired Contracts

The undersigned certifies that [s]he is the [________] of Harley-Davidson Credit Corp., a Nevada corporation (the “Servicer”), and that as such is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 7.08 of the Sale and Servicing Agreement (the “Agreement”) dated as of September 1, 2024 by and among Harley-Davidson Customer Funding Corp., as Trust Depositor, the Servicer, Citibank, N.A., as Indenture Trustee, and Harley-Davidson Motorcycle Trust 2024-B (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

1.	The Contracts on the attached schedule are to be [re]acquired by the [Seller/Servicer][Trust Depositor] on the date hereof pursuant to [Section 7.08[(a)][(b)] of the Agreement and Section 5.01 of the Transfer and Sale Agreement/Section 7.10 of the Agreement/Section 7.11 of the Agreement.]

2.	[After giving effect to such reacquisition, the aggregate Principal Balance, as of the Cutoff Date, of all Contract(s) reacquired pursuant to Section 7.08(b) of the Agreement does not exceed [10]% of the Pool Balance as of the Cutoff Date.]

3.	Upon deposit of the Purchase Price for such Contracts, such Contracts may, pursuant to Section 7.09 of the Agreement, be assigned by the Indenture Trustee to the Seller[/Servicer].

IN WITNESS WHEREOF, I have affixed hereunto my signature this ______ day of _____________.

Harley-Davidson Credit Corp.

By:
Printed Name:
Title:

G-1

Exhibit H

[List of Contracts]

H-1

Exhibit I

[Form of Monthly Report to Noteholders]

[see attached]

I-1

Exhibit J

[Seller’s Representations and Warranties]

(1)            Representations and Warranties Regarding Seller. Seller represents and warrants, as of the execution and delivery of this Agreement and as of the Closing Date, that:

(a)            Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of Seller or Trust Depositor.

(b)            Authorization; Binding Obligation. Seller has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Seller is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Seller is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party. This Agreement and the other Transaction Documents to which the Seller is a party constitute the legal, valid and binding obligations of Seller enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(c)            No Consent Required. Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Seller is a party.

(d)            No Violations. Seller’s execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Seller is a party or by which Seller or any of Seller’s properties may be bound.

(e)            Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of Seller threatened, against Seller or any of its properties or with respect to this Agreement or any other Transaction Document to which the Seller is a party which, if adversely determined, would in the opinion of Seller have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller or the transactions contemplated by this Agreement or any other Transaction Document to which the Seller is a party.

(f)            State of Incorporation; Name; No Changes. Seller’s state of incorporation is the State of Nevada. Seller’s exact legal name is as set forth in the first paragraph of this Agreement. Seller has not changed its name whether by amendment of its Articles of Incorporation, by reorganization or otherwise, and has not changed its state of incorporation within the four months preceding the Closing Date.

(g)            Solvency. The Seller, after giving effect to the conveyances made by it hereunder, is Solvent.

(2)            Representations and Warranties Regarding Each Contract. Seller represents and warrants as to each Contract as of the execution and delivery of this Agreement and as of the Closing Date, that:

(a)            Payments. Except for a payment that is not more than 29 days delinquent as of the Cutoff Date, no payment default exists on the Contract.

(b)            No Waivers. As of the Cutoff Date, no material term of the Contract has been affirmatively amended or modified, except amendments and modifications indicated in the Servicer’s servicing system or in the Contract File.

(c)            Binding Obligation. The Contract is on a form of contract that includes rights and remedies allowing the holder to enforce the obligation and realize on the Motorcycle and represents the legal, valid and binding payment obligation of the Obligor, enforceable in all material respects by the holder of the Contract, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles and consumer protection laws.

(d)            No Defenses. As of the Cutoff Date, no right of rescission, setoff, counterclaim or defense asserted or threatened with respect to such Contract was indicated in the Servicer’s servicing system or related Contract File.

(e)            Insurance. The terms of the Contract require that for the term of such Contract the Motorcycle securing such Contract will be covered by physical damage insurance.

(f)            Origination. The Contract (i) was originated in the United States (including U.S. military bases) by Eaglemark Savings Bank in the regular course of its business, (ii) was fully and properly executed by the parties thereto, and (iii) has been purchased by Seller in the regular course of its business.

(g)            Compliance with Law. At the time it was originated, the Contract complied in all material respects with all requirements of law in effect at the time.

(h)            Contract in Force. As of the Cutoff Date, the Servicer’s servicing system indicates that the Contract was not satisfied or subordinated in whole or in part or rescinded, and the related Motorcycle securing the Contract has not been released from the lien of the Contract in whole or in part.

(i)            Valid Security Interest. The Contract has created or shall create a valid, binding and enforceable first priority security interest in favor of the Seller in the Motorcycle, except as to priority for any Permitted Liens, which security interest is assignable by the Seller to the Depositor.

(j)            No Defaults. As of the Cutoff Date, no default, breach, violation or event permitting acceleration was recorded in the Servicer’s servicing system with respect to any Contract. Seller has not waived any such default, breach, violation or event permitting acceleration. As of the Cutoff Date, no Motorcycle was in repossession.

(k)            Installments. The Contract has a fixed Contract Rate and provides for monthly payments of principal and interest which, if timely made, would fully amortize the loan on a simple-interest basis over its term.

(l)            Owner of Record. The Seller is identified as the “owner of record” on all electronic chattel paper relating to the Contract, and the Seller has “control”, as defined in Section 9-105 of the UCC, of all electronic chattel paper relating to the Contract. The Contract does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Trust Depositor.

(m)            Good Title. Immediately before the sale and assignment under the Transfer and Sale Agreement and under this Agreement, the Seller has good and marketable title to the Contract, free and clear of any encumbrance or lien, except for any Permitted Liens, and, immediately upon the transfer of the Contract by the Seller, the Trust Depositor shall have good and marketable title to the Contract free and clear of any encumbrance or lien, except for any Permitted Liens, and, immediately upon the transfer of the Contract by the Trust Depositor, the Issuer shall have good and marketable title to the Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, other than the liens created by the Indenture and any Permitted Liens.

(n)            No Government Obligors. The Obligor is not the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

(o)            Obligor Bankruptcy. At the Cutoff Date, the Obligor was not the subject of a bankruptcy proceeding, according to the records in Servicer’s servicing system.

(p)            Chattel Paper; One Original. The Contract is either “tangible chattel paper” or “electronic chattel paper”. The Contract is evidenced by either (i) one executed tangible record constituting or forming a part of the Contract that is “tangible chattel paper”, or (ii) a single “authoritative copy” of the electronic record constituting or forming a part of the Contract that is “electronic chattel paper”. Terms in quotation marks have the meaning assigned to them in the applicable UCC.

(q)            Selection Criteria. The Contract is secured by a new or used Motorcycle. No Contract has a Contract Rate less than 0.010%. The Contract amortizes the amount financed over an original term no greater than 84 months (excluding periods of deferral of first payment). The Contract has a Principal Balance of at least $500.00 as of the Cutoff Date.

(3)            Representations and Warranties Regarding the Contracts in the Aggregate. Seller represents and warrants, as of the execution and delivery of this Agreement and as of the Closing Date, that:

(a)            Amounts. The Pool Balance as of the Cutoff Date equals or exceeds the aggregate principal amount of the Notes on the Closing Date.

(b)            Characteristics. The Contracts have the following characteristics: (i) all the Contracts are secured by Motorcycles; (ii) no Contract has a remaining maturity of more than 84 months; and (iii) the final scheduled payment on the Contract with the latest maturity is due no later than September 6, 2031. Approximately 74.40% of the Pool Balance as of the Cutoff Date is attributable to loans for purchases of new Motorcycles and approximately 25.60% is attributable to loans for purchases of used Motorcycles. No Contract was originated after the Cutoff Date. No Contract has a Contract Rate less than 0.010%.

(c)            Marking Records. As of the Closing Date, Seller has caused the Computer File relating to the Contracts sold hereunder and concurrently reconveyed by the Trust Depositor to the Trust and pledged by the Trust to the Indenture Trustee to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust Corpus, are owned by the Trust and constitute security for the Notes.

(d)            No Adverse Selection. No selection procedures adverse to Noteholders have been employed in selecting the Contracts.

(e)            True Sale. The transactions contemplated by the Transfer and Sale Agreement and the Sale and Servicing Agreement constitute valid sales, transfers and assignments from Seller to Trust Depositor and from Trust Depositor to the Trust of all of Seller’s right, title and interest in the Contract Assets as of the Closing Date.

(f)            All Filings Made. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Indenture Trustee a first priority perfected security interest (subject only to Permitted Liens) in the Contracts, the proceeds thereof and the rest of the Collateral have been made, taken or performed. All financing statements filed or to be filed against the Seller in favor of the Trust Depositor in connection herewith describing the Contracts contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as provided in the Sale and Servicing Agreement, will violate the rights of the Issuer.”

(g)            List of Contracts. The information set forth in the List of Contracts is true, complete and correct in all material respects as of the Cutoff Date.

(h)            Lockbox Bank. All Obligors have been instructed to make payments to a Lockbox Account (either directly by remitting payments to a Lockbox, or indirectly by making payments through direct debit, the telephone or the internet to an account of the Servicer which payments will be subsequently transferred from such account to one or more Lockbox Banks), and no person claiming through or under Seller has any claim or interest in a Lockbox Account other than the related Lockbox Bank; provided, however, that other Persons may have an interest in certain other collections therein not related to the Contracts.

(4)            Representations and Warranties Regarding the Contract Files. Seller represents and warrants as of the execution and delivery of this Agreement and as of the Closing Date, that:

(a)            Possession. Immediately prior to the Closing Date, the Servicer or its custodian will have possession of each original Contract and the related complete Contract File. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Contract File for each Contract currently is in the possession of the Servicer or its custodian.

(b)            Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files by Seller pursuant to the Transfer and Sale Agreement and by Trust Depositor pursuant to the Sale and Servicing Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Exhibit K

[Lockbox Bank and Lockbox Account]

Lockbox

For Standard U.S. Mail:
Harley-Davidson Credit Corp.
Department 15129
Palatine, IL 60055-5129

For UPS and FedEx:
Harley-Davidson Credit Corp.
Department 15129
5505 N. Cumberland Avenue, Suite 307
Chicago, IL 60656-1471

Lockbox Bank

The Bank of New York Mellon

K-1